As filed with the Securities and Exchange Commission July 12, 2000

                                                            File No. 333-71091


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                Amendment No. 4
                     IBF VI -- SECURED LENDING CORPORATION
          (Name of small business issuer as specified in its charter)

             Delaware                                     52-2139510
  (State or Other Jurisdiction of                       (IRS Employer
   Incorporation or Organization)                      Identification No.)

                         1733 Connecticut Avenue, N.W.
                             Washington, DC 20009
                                (202) 588-7500
   (Address and telephone number of registrant's principal executive offices and principal place of business)

                               Simon A. Hershon
                     IBF VI -- Secured Lending Corporation
                         1733 Connecticut Avenue, N.W.
                             Washington, DC 20009
                                (202) 588-7500

           (Name, address and telephone number of agent for service)

                                  Copies to:

     H. John Steele, Esq.                    Arthur Don, Esq.
     Brown & Wood LLP                        Steve Curtis, Esq.
     1666 K Street, N.W.                     D'Ancona & Pflaum LLC
     Washington, DC  20006-1208              111 East Wacker Drive, Suite 2800
     (202) 533-1460                          Chicago, IL  60601
     (202) 533-1399 fax                      (312) 602-2000
                                             (312) 602-3000 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------ ------------------------ ------------------------ -----------------
 Title of each class of securities    Dollar amount to      Proposed maximum         Proposed maximum         Amount of
          to be registered              be registered    offering price per unit    aggregate offering     registration fee
                                                                                           price
------------------------------------- ------------------ ------------------------ ------------------------ -----------------

    Current Interest Subordinated
               Bonds
      Accretion Subordinated
               Bonds                     $50,000,000             $1,000                 $50,000,000            $13,900*
------------------------------------- ------------------ ------------------------ ------------------------ -----------------


*Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                     IBF VI - SECURED LENDING CORPORATION
             Cross-Reference Sheet Showing Location in Prospectus,
            Filed as Part of Registration Statement, of Information
                             Required by Form SB-2


Item
Number in
Form SB-2       Item Caption in Form SB-2                                          Location in Prospectus
---------       -------------------------                                          ----------------------

      1         Front of Registration Statement and Outside Front Cover of

                Prospectus.......................................................  Front Cover Page
      2         Inside Front and Outside Back Cover Pages of Prospectus..........  Inside Front Cover Page; Back
                                                                                   Cover Page

      3         Summary Information and Risk Factors.............................  Prospectus Summary; Risk Factors
      4         Use of Proceeds..................................................  Use of Proceeds
      5         Determination of Offering Price..................................  Not Applicable
      6         Dilution.........................................................  Not Applicable
      7         Selling Security Holders.........................................  Not Applicable
      8         Plan of Distribution.............................................  Front Cover Page; Plan of
                                                                                   Distribution

      9         Legal Proceedings................................................  Management
      10        Directors, Executive Officers, Promoters and Control Persons.....  Prospectus Summary; Certain
                                                                                   Relationships and Related
                                                                                   Transactions

      11        Security Ownership of Certain Beneficial Owners and Management...
                                                                                   Prospectus Summary; Certain
                                                                                   Relationships and Related
                                                                                   Transactions

      12        Description of Securities........................................  Description of the Bonds; Cover
                                                                                   Page of Registration Statement;
                                                                                   Cover Page of Prospectus;
                                                                                   Prospectus Summary; Risk
                                                                                   Factors; Investor Suitability
                                                                                   and Minimum Investment
                                                                                   Requirements; Subscription
                                                                                   Procedures
      13        Interest of Named Experts and Counsel............................  Not Applicable
      14        Disclosure of Commission Position on Indemnification for
                Securities Act Liabilities.......................................  Risk Factors
      15        Organization within Last Five Years..............................  Prospectus Summary; Certain
                                                                                   Relationships and Related
                                                                                   Transactions

      16        Description of Business..........................................  Front Cover Page; Prospectus
                                                                                   Summary; Management's Discussion
                                                                                   and Analysis of Liquidity and
                                                                                   Capital Resources; Management;
                                                                                   Certain Relationships and
                                                                                   Related Transactions; Risk
                                                                                   Management; Operating Policies
                                                                                   and Objectives; Investment
                                                                                   Guidelines; Risk Factors;
                                                                                   Additional Information
      17        Management's Discussion and Analysis or Plan of Operation........  Operating Policies and
                                                                                   Objectives; Management's
                                                                                   Discussion and Analysis of
                                                                                   Liquidity and Capital Resources
      18        Description of Property..........................................  Prospectus Summary; Risk
                                                                                   Factors; Use of Proceeds;
                                                                                   Investment Guidelines; Initial
                                                                                   Mortgage Loan Acquisitions;
                                                                                   Management; Certain Legal
                                                                                   Aspects of Mortgage Loans and
                                                                                   Real Property Investments
      19        Certain Relationships and Related Transactions...................  Management; Certain
                                                                                   Relationships and Related
                                                                                   Transaction
      20        Market for Common Equity and Related Stockholder Matters.........  Prospectus Summary; Certain
                                                                                   Relationships and Related
                                                                                   Transactions
      21        Executive Compensation...........................................  Not Applicable
      22        Financial Statements.............................................  Appendix I and Appendix II to
                                                                                   the Prospectus

      23        Changes In and Disagreements With Accountants on Accounting and
                Final Disclosure.................................................  Not Applicable
      24        Indemnification of Officers and Directors........................  Part II of Registration Statement
      25        Other Expenses of Issuance and Distribution......................  Part II of Registration Statement
      26        Recent Sales of Unregistered Securities..........................  Part II of Registration Statement
      27        Exhibits.........................................................  Exhibits to Registration
                                                                                   Statement

      28        Undertakings.....................................................  Part II of Registration Statement


                        [Form of Prospectus Supplement]

PROSPECTUS SUPPLEMENT                                                [LOGO]
(To Prospectus dated July __, 2000)

                                  $50,000,000
                     IBF VI -- SECURED LENDING CORPORATION
                CURRENT INTEREST SUBORDINATED BONDS - DUE 2006
                    ACCRETION SUBORDINATED BONDS - DUE 2006


Interest Rates

     The Current Interest Subordinated Bonds due December 31, 2006 offered hereby will bear interest at the rate of ____% per annum. The Accretion Subordinated Bonds due December 31, 2006 offered hereby will accrete interest at the rate of ____% per annum, compounded quarterly. If an election is made to pay current interest on any Accretion Subordinate Bonds, such bonds will bear interest at the rate of ____% per annum.

Redemption Price

     The redemption price of any bond will be equal to 100% of the principal amount of the bond plus any related accrued or accreted interest through the date of redemption. The table below shows redemption prices of $1,000 increments of Accretion Subordinated Bonds on June 30, 2001, at each following June 30 prior to maturity and at maturity on December 31, 2006. The redemption price of Accretion Subordinated Bonds redeemed between these dates would include an additional amount reflecting the additional interest accreted since the immediately preceding date in the table to the actual redemption date.

                            Accretion Bond                        Redemption
    Redemption Date        Principal Amount    Accreted Interest    Price

June 30, 2001............      $1,000          $                  $
June 30, 2002............       1,000
June 30, 2003............       1,000
June 30, 2004............       1,000
June 30, 2005............       1,000
June 30, 2006............       1,000
December 31, 2006
(Stated Maturity)........       1,000

     An offer can only be made by the prospectus dated July __, 2000, delivered in conjunction with this prospectus supplement. See "Risk Factors" for certain information you should consider before you purchase bonds.

     [The maturity date and interest rates for the bonds offered by this prospectus supplement are available through __________, 200_.]

                        NATIONAL SECURITIES CORPORATION

         The date of this prospectus supplement is ___________, 2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                                           [LOGO]

                                  $50,000,000
                     IBF VI -- SECURED LENDING CORPORATION
                      CURRENT INTEREST SUBORDINATED BONDS
                         ACCRETION SUBORDINATED BONDS

     IBF VI - Secured Lending Corporation is offering its Current Interest Subordinated Bonds and its Accretion Subordinated Bonds. There is no market for you to resell your bonds.

     We will provide the maturity date and the interest rates currently being offered on the bonds in a prospectus supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

     See "Risk Factors" beginning on page 3 for certain information you should consider before you purchase bonds.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

-------------- ---------------------- ------------------- ------------------
                     Price To               Sales            Proceeds To
                      Public              Commission           Company
-------------- ---------------------- ------------------- ------------------

Per bond                  100%                   8%                  92%
-------------- ---------------------- ------------------- ------------------
-------------- ---------------------- ------------------- ------------------
Minimum               $500,000              $40,000             $460,000
-------------- ---------------------- ------------------- ------------------
-------------- ---------------------- ------------------- ------------------
Maximum            $50,000,000           $4,000,000          $46,000,000
-------------- ---------------------- ------------------- ------------------

     The offering is made through National Securities Corporation, as underwriter on a best efforts basis. If less than $500,000 of bonds are sold within three months following the date of this prospectus, or within six months following the date of this prospectus if we and the underwriter elect an extension, all proceeds raised will be promptly returned to investors with interest. All proceeds from the sale of bonds will be placed in escrow pending investment by IBF VI - Secured Lending Corporation or return to investors. If the minimum amount of bonds is sold within the initial offering period, then the offering will continue until the earliest of the date on which the maximum amount of bonds are sold, the date on which IBF VI - Secured Lending Corporation elects to terminate this offering in its sole discretion, or June 30, 2001.

                        NATIONAL SECURITIES CORPORATION

                 The date of this prospectus is July __, 2000.

                               TABLE OF CONTENTS



PROSPECTUS SUMMARY..........................................................1

RISK FACTORS................................................................2

DESCRIPTION OF THE BONDS....................................................8

FORWARD-LOOKING STATEMENTS.................................................13

USE OF PROCEEDS............................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS  OF LIQUIDITY AND CAPITAL RESOURCES...15

OPERATING POLICIES AND OBJECTIVES..........................................16

INVESTMENT GUIDELINES......................................................17

RISK MANAGEMENT............................................................25

SIGNIFICANT ACQUISITIONS...................................................27

MANAGEMENT.................................................................28

REGULATORY MATTERS.........................................................35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................34

INDEMNIFICATION............................................................35

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS......36

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................38

PLAN OF DISTRIBUTION.......................................................40

INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
SUBSCRIPTION PROCEDURES....................................................42

LEGAL MATTERS..............................................................43

EXPERTS....................................................................43

ADDITIONAL INFORMATION.....................................................44

Appendix I - Audited Financial Statements.................................I-1

Appendix II - Interim Financial Statements...............................II-1

Appendix III - Subscription Agreement...................................III-1

                              PROSPECTUS SUMMARY

The Issuer

     The issuer, IBF VI - Secured Lending Corporation, is a Delaware corporation organized on June 8, 1998. The issuer changed its name from IBF VI Participating Income Corporation on May 11, 2000. The issuer is a direct, wholly owned subsidiary of InterBank Funding Corporation, a Delaware corporation, and an affiliate of IBF Management Corp. and InterBank Consultants, Inc. The principal offices of the issuer and its affiliates are located at 1733 Connecticut Avenue, N.W., Washington, DC 20009, telephone number (202) 588-7500.

Business

     The issuer will engage either directly, or through one or more wholly owned affiliates, in one or more of the following businesses:

     o Purchasing and originating loans secured more than 100% by the value of commercial and residential real estate, which may include distressed properties, properties located outside the United States and residential mortgage loans made to borrowers whose credit standing would not qualify them for bank, Fannie Mae or Freddie Mac guidelines;

     o Purchasing and originating other commercial real estate related loans and commercial loans that are collateralized by non-real estate property;

     o Investing in subordinated interests in residential or commercial mortgage-backed securities;

     o Issuing nonrecourse collateralized mortgage bonds and entering into short-term financings secured by, and used to finance the purchase of, its loans;

     o    Through a management agreement with its affiliate, IBF
          Management Corp., and through management or servicing agreements with one or more unaffiliated parties, manage and service its loans.

     The issuer's investment objective is to purchase and originate loans that will produce an average annual percentage rate of return of at least 18 percent. The issuer will attempt to obtain such yields through a combination of origination fees, stated interest, discount fees and leverage. This strategy requires that the issuer originate or acquire certain non-conforming loans, distressed loans, subordinated interests in pools of loans and enter into substantial leverage, all of which will typically involve a high degree of risk. Management has broad discretion in selecting the investments the issuer will acquire or make.

The Offering

Bonds Offered            Up to $50,000,000 aggregate principal amount of
                         Current Interest Subordinated Bonds and Accretion
                         Subordinated Bonds. Each class of bonds will be general unsecured, subordinated debt of the issuer.

Denominations            The minimum principal amount of bonds you can
                         purchase is $5,000 unless there is a higher requirement in your state of residence. However, the minimum purchase for individual retirement accounts and Keogh plans is $2,000. After the minimum purchase, sales will be made in increments of $1,000.

Maturity Date            The bonds will mature no later than December 31,
                         2007, as set forth in the related prospectus supplement.

Interest For the Current Interest Subordinated Bonds, interest accrues at the stated rate set forth in the related prospectus supplement and is payable quarterly, unless you purchase more than $15,000 of bonds and elect to receive interest monthly. Stated interest will have a priority in payment over management fees due to IBF Management Corp. for the same period.

                         Interest will not be paid on the Accretion
                         Subordinated Bonds unless there is an election to do so by you or the issuer. The original issue discount on the Accretion Subordinated Bonds is the difference between the original principal amount and the redemption price.

Redemption               The issuer may redeem any portion of your bonds from
                         time to time after June 30, 2001. In addition, your bonds may be tendered by you for redemption under limited circumstances, including your death or other hardship circumstances. Any redemption of the bonds for hardship reasons will be

                         o Subject to delivery by you of a request for
                           hardship exemption,

                         o Subject to a penalty described in this prospectus,

                         o At the discretion of the issuer, and

                         o Limited to 10% of the aggregate principal amount of
                           the bonds for each calendar year.

No Rating                The bonds are not rated.


                                 RISK FACTORS

     Before you invest in our bonds, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase any of the bonds we are offering.

Risks Related to the Offering

     The bonds offered by this prospectus are not insured against loss. No governmental or private agency insures the bonds offered by this prospectus. The holder of the bonds is dependent solely upon sources such as our earnings, proceeds from the sale or securitization of loans from our portfolio, our working capital and other sources of funds, including proceeds from the continuing sale of subordinated debt and lines of credit for repayment of principal at maturity and the ongoing payment of interest of the bonds.

     The bonds are unsecured and second in right of repayment to our senior debt borrowed from institutional lenders. The bonds offered by this prospectus will be subordinated, or second in right of repayment, to our senior debt. There is no limitation on the amount of senior debt we can incur. Senior debt includes any indebtedness incurred in connection with our borrowing -- including our subsidiaries -- from a bank, trust company, insurance company, or from any other institutional lender. These borrowings do not have to be specifically designated as "senior debt." If we were to become insolvent, our senior debt would have to be paid in full prior to payment of the bonds during our liquidation. In addition, any indebtedness of our subsidiary, other than the senior debt, will have rights upon liquidation or dissolution of the subsidiary prior to payment being made to the holders of the bonds. There may not be adequate funds remaining to pay the principal and interest on the bonds.

     You may never be able to resell your bonds because there is no secondary market for bonds. There is no public market for the bonds. According, you may never be able to resell your bonds and should purchase the bonds only if you are prepared to make a long-term investment with the expectation of holding the bonds until maturity.

     A default by us in paying interest or principal on your bonds could result in the acceleration of the maturity of your bonds and a termination of your investment. If we default in our obligation to pay you interest or principal on the bonds or there is a default under the indenture, the indenture trustee or the holders of 30% of the outstanding bonds acting together may accelerate the due date of all principal and interest on the bonds. Although the holders of a majority of the bonds outstanding could vote to waive the default, if they are unwilling to do so your investment in the bonds would be terminated through prepayment, which may or may not result in full payment on the bonds, even if you would prefer that your investment continue until the original maturity.

     All payments of principal and interest on the Accretion Subordinated Bonds is due at maturity. Unless redeemed earlier or an election is made to pay current interest, all payments of principal and interest on the Accretion Subordinated Bonds will be due on the maturity date. If we do not have a significant amount of earnings by the maturity date, you may not collect all of the interest as well as all of the principal due on your bonds since interest payments are not made during the term of the Accretion Subordinated Bonds even though you will be required to pay taxes on the interest income as it accretes.

Risks Related to Our Business

     Collateral on the loans and investments may not be sufficient or liquidation proceeds received timely enough to allow us to achieve the yield on our investments required to repay the bonds. We will acquire and make loans and investments primarily on the basis of our assessment that the value of the collateral pledged as security, which in most cases will be real estate or mortgages, will exceed the amount of the loan.

     Our ability to achieve our targeted yields or to recover on our investments will be adversely affected if:

     o    our evaluation of the collateral is incorrect;

     o    we fail for any reason to hold a perfected security interest;

     o    the collateral loses value;

     o the process of collection on the collateral is longer or more costly than anticipated when the investment is acquired; or

     o business or property values are affected by general economic conditions where properties are concentrated.

     Loans in foreign countries may cause losses due to changes in foreign laws or in foreign markets. If we originate or purchase loans secured by real property located in foreign countries we could suffer losses due to adverse changes in foreign laws, local economic markets and currency conversion and foreign taxes.

     Significant competition could adversely affect our business. In originating and acquiring our loans and investments, we will compete with institutions purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources, and may have other advantages over us in conducting certain businesses and providing certain services. We may not be able to acquire sufficient loans and investments at spreads above our cost of funds to achieve our yield and net income objectives and this could keep us from being able to repay the bonds in full.

     Non-performing loans are risky investments and may cause us to suffer losses or delays in payment on the loans, resulting in the inability to fully repay the bonds. We plan to acquire non-performing loans secured by real estate or other non-real estate assets. Non-performing loans may entail a higher risk of loss or delayed payment than loans typically extended by commercial banks. In the event we experience higher losses or delays in payment on non-performing loans than expected, we may be unable to fully repay the bonds.

     We may suffer greater losses due to the potential lack of diversification of the loans and investments. If we do not sell all of the bonds offered under this prospectus, we will be limited in our ability to diversify our loan portfolio. The lack of sufficient diversification and the dependence on a small number of loans and investments creates the risk that the non-performance of any one loan or, in the case of a non-performing loan acquired by us, lower than expected net liquidation proceeds, could have a substantial adverse effect on our financial condition and our ability to repay your bonds.

     The existence of conflicts of interest could negatively affect the quality of our loans and investments and our return on investment. Simon A. Hershon and Ehud D. Laska, both officers and directors of the issuer, are the owners of InterBank Funding Corporation, which is the sole stockholder of the issuer. Simon A. Hershon is also the sole stockholder of IBF Management Corp. and InterBank Consultants, Inc. InterBank Funding Corporation owns other business entities that acquire and make loans for their own accounts, and many investments appropriate for the issuer also will be appropriate for these other accounts. Management's duties on behalf of these other entities may cause conflicts of interest when they are presented with loan and investment opportunities that could be of benefit to us and to those other entities. We will have to rely on their judgment as to the proper allocation of such loan and investment opportunities in a manner that does not adversely affect the quality or return on our investment.

     We may make loans to affiliates of InterBank Funding Corporation or acquire investments from InterBank Funding Corporation. There is a potential conflict of interest when management has an interest in the lender and the borrower. Any lost loan or investment opportunities or disadvantageous loan terms caused by the existence of conflicts of interest may affect our return on investment and the amount available to pay principal and interest on the bonds.

     Our business objectives will not be met if external management fails to perform. We will contract with IBF Management Corp. to manage our day-to-day business affairs and will rely on IBF Management Corp. as our principal source of investment opportunities. We do not expect to employ full-time personnel and will, therefore, rely on the facilities, personnel and resources of IBF Management Corp. and InterBank Consultants, Inc., with whom IBF Management Corp. will subcontract for services, to conduct our operations. We will not be able to meet our investment and yield objectives if;

     o IBF Management Corp. and InterBank Consultants, Inc. do not hire and retain knowledgeable personnel;

     o IBF Management Corp. does not cause such personnel to focus their attention on the affairs of the issuer rather than the affairs of its other affiliates; or

     o IBF Management Corp. terminates the management agreement between the issuer and IBF Management Corp. and no suitable replacement is found to manage our business.

     Environmental risks of ownership of properties could adversely affect our business. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on our ability to foreclose on a loan, the underlying value of the real property securing a loan or investment we make and our income and cash available for payment to bondholders.

     Our loans and investments may be adversely affected if insurance does not cover losses on the security for our loans. Although we try to obtain, or cause to be obtained, insurance coverage of the type and in the amount customarily obtained by owners of properties similar to the commercial properties and residential properties securing our loans, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or too costly to justify insuring. Insurance proceeds may not be adequate for us recover the full amount of our loan with respect to affected commercial property and residential properties, and could cause us to suffer losses.

     Subordinated loans on real estate are subject to higher risks of loss and could adversely affect our business. We may originate or acquire loans secured directly by commercial real estate or by the equity ownership in the real estate, including loans that are subordinate to first liens on such real estate. Loans that are subordinate to first liens on real estate are subject to greater risks of loss than first lien mortgage loans. An overall decline in the real estate market could adversely affect the value of the real property securing such loans such that the aggregate outstanding balance of the second lien loan and the balance of the more senior loan on the real property exceed the value of the real property. Our income could be adversely affected by larger than expected losses, resulting from such impairment in value.

     Bankruptcy proceedings by borrowers could adversely affect our business. If a borrower becomes the subject of a bankruptcy proceeding, our ability to recover on that loan may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed, resulting in unanticipated losses.

     Hedging - Our business may be adversely affected if our hedging strategy is not successful. If we purchase loans for issuance of collateralized mortgage bonds, but such collateralized mortgage bonds are not issued simultaneously with the loan purchase, we may hedge the value of the loans in an effort to lock in some or all of the value of the loans until the collateralized mortgage bonds can be issued. Our performance may be affected adversely if we do not hedge effectively against interest rate and other risks. No hedging strategy will insulate us completely from interest rate risk. A liquid secondary market may not exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

     If we invest in subordinate interests in mortgages pledged as collateral for senior, secured debt securities and the collateral does not perform as anticipated, we could suffer losses. We plan to purchase subordinate interests in pools of loans that have been pledged as collateral for senior, secured debt securities. These interests are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than the senior, secured debt classes. If the collateral securing the senior, secured debt does not perform as well as we anticipate at the time of making the investment, we may suffer losses or not achieve the yields we need to repay your bonds.

     Worse than expected performance of servicers we hire would adversely affect our business. We intend to contract for the servicing of our mortgage loans with third-party servicers. Since many borrowers require notices and reminders to keep their mortgage loans current and to prevent delinquencies and foreclosures and since the servicers we hire will provide such reminders and take necessary remedial actions, our earnings will be heavily dependent on the servicers' success. If the servicers do not perform well, we may suffer losses on our investment in the loans being serviced.

     Possible losses on mortgage loans during warehousing period could adversely affect our business. We intend to acquire and accumulate mortgage loans for securitization. During the accumulation period, we could suffer losses due to:

     o borrower defaults, bankruptcies, fraud losses and special hazard losses that are not covered by standard hazard insurance;

     o our use of short-term floating rate borrowings to acquire long term mortgages, including some of which will bear fixed rates of interest, which could expose us to a maturity mismatch;

     o our short-term variable borrowing costs could exceed the income earned on the loans acquired with the borrowed funds;

     o reverse repurchase agreements which are periodically marked to market by the repurchase lender, and a decline in the value of loans pledged to secure reverse repurchase agreements which may result in margin calls; and

     o the unavailability of renewals of or substitutes for maturing or called short term borrowings for any reason, which may require us to sell assets quickly to repay those borrowings resulting in losses associated with forced sales of illiquid collateral to repay borrowings.

     Lending to credit-impaired borrowers may result in higher delinquencies in our managed portfolio which could adversely impact our business. A significant portion of our loans will be made to borrowers who are either unable or unwilling to obtain financing from traditional sources, such as commercial banks. Loans made to these borrowers may entail a higher risk of delinquency and loss than loans made to borrowers who use traditional financing sources. In the event our loans experience higher delinquencies, foreclosures or losses than anticipated, our results of operations or financial condition would be adversely affected.

     Our reliance upon the issuance of collateralized mortgage bonds may result in fluctuating operating results. We may rely on securitizations to generate cash proceeds for:

     o    repayment of our warehouse credit facilities;

     o    repayment of other borrowings; and

     o    origination of additional loans.

Our ability to complete securitizations depends on several conditions, including:

     o    conditions in the securities markets generally;

     o    conditions in the asset-backed securities markets specifically; and

     o    the credit quality of our loan portfolios.

Any substantial impairment of our securitization market for loans could have a material adverse effect on our results of operations and financial condition.

     We are dependent upon the availability of financing to fund our operations. For our ongoing operations, we are dependent upon frequent financings, including:

     o    the sale of unsecured subordinated debt securities;

     o    warehouse credit facilities;

     o    lines of credit; and

     o    funds received from the securitization of loans.

     Any failure to obtain adequate funding under a warehouse credit facility or other borrowings could hurt our cash flow and profitability. To the extent that we are not successful in maintaining or replacing existing subordinated debt securities upon maturity, we would have to limit our loan originations or sell loans earlier than intended. Limiting our originations or our earlier sales of loans could have a negative effect on our results of operations and financial condition.

     A change in market interest rates may adversely affect our profits. Our profits are likely to be adversely affected during any period of rapid changes, either upward or downward, in interest rates. Any future rise in interest rates may adversely affect the following:

     o    borrower demand for our lending products;

     o    our cost of funds;

     o the spread between the rate of interest we receive on loans and interest rates we must pay under our outstanding credit facilities and debt securities; and

     o    the profit we will realize from securitizations or sales of loans.

     Any future decrease in interest rates could also reduce the amounts which we may earn on our newly originated loans. This could reduce the spread between the interest we earn on loans and the interest we pay under our outstanding credit facilities and the debt. A decline in interest rates could also decrease the size of the loan portfolio by increasing the level of prepayments, because borrowers tend to refinance as interest rates fall.

                           DESCRIPTION OF THE BONDS

     The bonds will be issued under an indenture between IBF VI - Secured Lending Corporation, as issuer, and Continental Stock Transfer & Trust Company, as indenture trustee. The indenture is an exhibit to the registration statement of which this prospectus is a part. The indenture is governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary does not contain all information that may be important to you. You are encouraged to review the indenture by obtaining a copy in the manner described under "Additional Information."

General

     The bonds are unsecured, subordinated debt obligations of the issuer only and are being offered in an aggregate principal amount not to exceed $50,000,000. The bonds will mature on the date set forth in the related prospectus supplement which will be no later than December 31, 2007 and are subject to redemption in limited circumstances. See "-- Redemption" below. The bonds will be subordinated to the prior payment in full of fees and expenses of the indenture trustee. The bonds are not rated by any statistical rating organization. The lack of a rating is likely to inhibit the development of a public market for the bonds and your ability to sell the bonds to anyone else.

     The bonds will generally be issued in minimum denominations of $5,000 of principal amount and increments of $1,000 thereafter. See "Investor Suitability and Minimum Investment Requirements; Subscription Procedures -- Requirements Concerning Minimum Investment and Minimum Investor Net Worth/Income." The bonds will be issued in certificated form without coupons.

     The issuer will furnish to holders of the bonds any reports required by the indenture governing the bonds, the Trust Indenture Act and any other applicable requirement of federal and state law.

     The Current Interest Subordinated Bonds will pay interest at the rate set forth in the related prospectus supplement. If you purchase at least $15,000 of Current Interest Subordinated Bonds, the fixed interest is paid to you monthly or quarterly, as you elect. If you purchase less than $15,000 of bonds, then you will be paid interest quarterly. The interest payment will be made to the holder of record as of the last day of the calendar month prior to the interest payment date, which is the end of the applicable monthly or quarterly period. In the event an interest payment date falls on a day other than a business day, interest will be paid on the next business day.

     The Accretion Subordinated Bonds will pay all principal and accreted interest on the maturity date or on any earlier redemption date. Interest will accrete at the rate set forth in the related prospectus supplement compounded on each quarterly interest accrual date. You should be aware that the difference between the price at which you purchase Accretion Subordinated Bonds and the redemption price will be considered original issue discount and must be included in your gross income for tax purposes.

     Interest on the bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal and interest will be payable at the office of the indenture trustee in New York, New York.

Election to receive current interest on Accretion Subordinated Bonds

     You may elect to receive current interest quarterly on your Accretion Subordinated Bonds at the interest rate set forth in the related prospectus supplement by submitting a request to the indenture trustee during the month of December of each year prior to maturity. Once you elect to receive current interest on your Accretion Subordinated Bonds, you will not have the option to rescind your election.

     The issuer also has the option to pay current interest on the Accretion Subordinated Bonds if a tax event occurs. From and after the date a tax event occurs, the issuer may elect to pay interest quarterly on the Accredited Subordinated Bonds at the interest rate set forth in the related prospectus supplement instead of accreting interest.

     In the case of either election, the principal amount will be restated and will be calculated by adding the following:

     o    the original principal amount; and

     o the amount of accreted interest which had accrued (i) through December 31 of the year you exercise your option or (ii) in the case of the issuer, through the date on which the issuer exercises the option.

     A tax event occurs when the issuer receives an opinion from an experienced independent tax counsel stating that:

     o any amendment, or change or announced prospective change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities of the United States; or

     o any amendment, change, interpretation or application of the laws or regulations by any legislative body court government agency or regulatory authority.

which, if enacted, presents more than an insubstantial risk that interest, including accreted interest, payable on the Accretion Subordinated Bonds either;

     o    would not be deductible on a current accrual basis; or

     o    would not be deductible under any other method;

in whole or in part, by the issuer for federal income tax purposes.

Redemption

     After June 30, 2001, the issuer may redeem any portion of your bonds from time to time on at least 30 days' advance notice to you. After the redemption date specified in the notice, your bond ceases to accrue stated interest. Partial redemptions will be allocated among holders of the bonds by lot.

     You may tender your bond to the indenture trustee for redemption under hardship circumstances commencing in December 2001. A request for hardship redemption may only be delivered to the issuer during any June and December thereafter. The request is irrevocable and represents a binding commitment by you to tender your bond for redemption. The request must provide information on your financial difficulty or change of circumstances and you must provide any additional information requested by the issuer on the hardship situation. Any request for redemption under hardship circumstances will be subject to a redemption penalty equal to a percentage of the original principal amount of the bond set forth in the table below. The indenture trustee will deduct the penalty from your redemption payment.

                                            Redemption Penalty

         Date of Redemption          (percentage of principal amount)
         ------------------          --------------------------------
         December 2001 and
         June 2002                                  10%
         December 2002 and
         June 2003                                  9%
         December 2003 and
         June 2004                                  8%
         December 2004 and
         June 2005                                  7%
         December 2005 and
         June 2006                                  6%
         December 2006 and
         June 2007                                  5%

     The issuer has complete discretion on the basis of the information provided or factors unrelated to your personal circumstances to accept or reject the request for hardship redemption. Bonds will be redeemed as of the end of the month in which the request for redemption is made. The amount of bonds redeemed for hardship reasons in each calendar year may not exceed 10% of the aggregate principal amount of the bonds outstanding on the first day of each calendar year. In the event requests for hardship redemption during a year exceed the 10% limitation, redemption will be made on a "first come - first served" basis among the holders of the bonds requesting redemption.

     In the event of the death of a holder, a joint holder, or the owner of an individual retirement account holding a bond, the successor in interest may tender the bond for redemption at any time during the six-month period following the date of death. Bonds tendered and accepted for redemption under hardship circumstances or death of a holder will be redeemed as of the end of the month in which the request for redemption is made.

     Redemption Price. The redemption price of the bonds will be equal to 100% of the principal amount of your bond plus any related accrued or accreted interest through the date of redemption. The related prospectus supplement will provide a table showing redemption prices of the Accretion Subordinated Bonds on June 30, 2001, of each following June 30 prior to maturity and at the maturity date.

     Payment of all principal and interest due on the bonds will be made on the redemption date with respect to a redemption by the issuer. In the case of a hardship redemption, payment of principal and interest due on the bonds will be made on or before the end of the following month.

Future borrowing

     The issuer and its subsidiaries may borrow additional funds in the future. The issuer can pledge all of its assets, including the assets acquired with the proceeds of the offering, as security on any future borrowing, such as short-term warehouse borrowings and collateralized mortgage bonds. In these circumstances, payment of the bonds could be subordinated to payment of future borrowings by the issuer.

     Upon a distribution of assets, dissolution, winding up, liquidation or reorganization of the issuer, upon an assignment for the benefit of creditors, or if the principal of the bonds has been declared due and payable and such declaration has not been rescinded or annulled, then in any such instance all senior debt may be required to be repaid in full before any payment of principal or interest on the bonds can be made. Any subordination will not prevent a default under the indenture. See "-- Events of Default" below.

Limitation on restricted payments

     The issuer cannot, while any of your bonds are outstanding

     o declare or pay any dividend, either in cash or property, on any shares of its capital stock, except dividends or other distributions payable solely in shares of capital stock of the issuer,

     o purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock, or

     o make any other payment or distribution, either directly or indirectly, in respect of its capital stock,

if a default will occur on the bonds after giving effect to the transaction. Notwithstanding the foregoing, the issuer may make a previously declared distribution on its capital stock if at the date of the declaration the distribution was permitted under this restriction.

     Furthermore, the issuer cannot pay the management fee to IBF Management Corp. ("IBF Management") or any of its affiliates to the extent the issuer has an accumulated deficit for any period with respect to which the management fee is payable. As a practical matter, this means stated interest on the bonds and the other operating expenses will be paid before the management fee.

Limitations on transactions with affiliates

     The issuer may not participate in a transaction with an affiliate, except in good faith and on terms that are no less favorable to the issuer than those that could have been obtained in a comparable transaction on an arm's-length basis from a person not an affiliate of the issuer.

     The issuer may not liquidate or dissolve itself, sell or dispose of substantially all of its assets except to create liquidity to pay the bonds, or make any material change in its business. The issuer may merge or consolidate with another entity; provided that such merger or consolidation will not materially change the business of the issuer, the new entity fully assumes all obligations of the issuer, and after giving effect to the transaction no default shall exist.

Events of default

     An event of default under the indenture includes:

     o failure to pay the principal on the bonds when due at maturity, upon redemption, or upon repayment, as provided in the indenture;

     o failure to pay any interest on the bonds when due, which default continues for 30 days;

     o failure to perform any other covenant set forth in the indenture for 30 days after receipt of written notice from the indenture trustee or holders of at least 30% in principal amount of the outstanding bonds under the indenture specifying the default and requiring the issuer to remedy such default;

     o certain events of insolvency, receivership, or reorganization of the issuer or any of its subsidiaries, and

     o entry of a final judgment, decree or order against the issuer or any of its subsidiaries for the payment of money in excess of $5,000,000 in certain circumstances.

     If an event of default occurs, the indenture trustee may at its discretion proceed to protect and enforce its rights and the rights of the holders. The indenture trustee is required to enforce such rights at the written request of holders of a majority of the outstanding bonds and upon being indemnified to its satisfaction. If a default occurs, either the indenture trustee or the holders of at least 30% of the outstanding bonds may accelerate the maturity of all outstanding bonds. Prior to any judgment or decree for the payment of money being obtained, the holders of a majority of the outstanding bonds may waive a default resulting in acceleration of the bonds, but only if any other defaults have been remedied or waived.

     The issuer must furnish quarterly, to the indenture trustee an officers' certificate stating whether, to the best of the knowledge of the officers executing such certificate, the issuer is in default under any of the provisions of the indenture and describing any existing defaults.

     A holder will not have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless

     o the holder has previously given to the indenture trustee written notice of a default;

     o the holders of at least 30% of the outstanding bonds have made a written request and offered reasonable indemnity to the indenture trustee to institute such proceedings;

     o the indenture trustee has failed to institute such proceeding within 60 days; and

     o the indenture trustee has not received from the holders of a majority of the outstanding bonds a direction inconsistent with such request.

However, you have an absolute right to receive payment of principal and interest on your bond on or after the due dates and to institute suit for the enforcement of any such payments.

Modification and waiver

     With certain limited exceptions which permit modification of the indenture by the issuer and indenture trustee without the consent of any holders of the bonds, the indenture may be modified by the issuer with the consent of holders of not less than a majority of the outstanding bonds, if the bonds are affected by the modification. No change can be made without your consent if the effect is to:

     o change the maturity date of principal or the payment date of any interest on your bond;

     o    reduce the principal of, or the rate of interest on, your bond;

     o change the coin or currency in which any portion of the principal of, or interest on, your bond is payable;

     o impair your right to institute suit for the enforcement of any such payment;

     o reduce the percentage of holders of the outstanding bonds necessary to modify the indenture; or

     o modify the foregoing requirements or reduce the percentage of outstanding bonds necessary to waive any past default.

     The holders of a majority of the outstanding bonds may waive compliance by the issuer with certain restrictive provisions of the indenture.

Satisfaction and discharge of indenture

     The indenture provides that the issuer may terminate its obligations under the indenture with respect to all bonds which have become due and payable by delivering to the indenture trustee, in trust for such purpose, money and/or government obligations which, through the payment of interest and principal, will provide money in an amount sufficient to discharge the entire indebtedness on the bonds. Defeasance of the bonds is subject to delivery to the indenture trustee of an opinion of independent counsel that holders of the outstanding bonds will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination and certain other conditions.

The Indenture Trustee

     Continental Stock Transfer & Trust Company is the indenture trustee under the indenture. Its principal corporate trust office is located at 2 Broadway, New York, New York 10004. The indenture trustee is not responsible for any investment decisions of the issuer and shall not be held responsible or liable for any such decisions.

                          FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus may contain forward-looking statements. You can identify these statements by phrases such as "will likely result, " "may," "are expected to," "is anticipated," "estimate," "projected," "intends to" or other similar words. Forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties, including but not limited to the following:

     o market conditions and real estate values in the areas where the issuer's loans are made;

     o    credit risk related to the issuer's borrowers;

     o the issuer's dependence on securitizations and short-term warehouse loan facilities;

     o    the issuer's ability to achieve its targeted earnings;

     o    the issuer's ability to implement its growth strategy;

     o    competition;

     o    the issuer's dependence on debt financing to fund its operations;

     o    changes in interest rates;

     o    the issuer's ability to implement an effective hedging strategy;

     o    the geographic concentration of the issuer's loans;

     o state and federal regulation and licensing requirements applicable to the issuer's lending activities;

     o    claims by borrowers or investors;

     o    dependence on key personnel;

     o    environmental regulation; and

     o    the properties of the bonds being offered.

     All of the above risks could cause the issuer's actual results to differ materially from those presently anticipated. When considering forward-looking statements, you should keep these risk factors in mind as well as the other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement.

                                USE OF PROCEEDS

     The following table sets forth the issuer's best estimate of the net proceeds and the use of proceeds from the sale of the minimum and maximum amount of bonds offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown. See "Plan of Distribution."


                                                       Assuming Minimum             Assuming Maximum
                                                     Amount of Bonds Sold         Amount of Bonds Sold

                                                    Amount ($)     Percent(1)    Amount ($)     Percent(1)
                                                    ----------     -------       ----------     -------

Gross proceeds                                       $500,000         100.0%    $50,000,000        100.0%
Offering expenses
         Commissions                                   40,000                     4,500,000
         Other expenses of issuance                    50,000(2)      ____          980,000        ____
                                                       ------                       -------
Net proceeds after offering expenses                 $410,000          82.0%    $44,520,000         89.0%
                                                      =======        ======      ==========       ======

Use of net proceeds
         Acquisition of loans and investments        $385,000          77.0%    $40,820,000         81.6%
         Marketing costs                                  - 0(2)                    950,000          1.9%
         Computers and office equipment                   - 0(2)                    250,000          0.5%
         Working capital reserves                      25,000           5.0%      2,500,000          5.0%
                                                     --------           ---     -----------          ---
                                                     $410,000          82.0%    $44,520,000         89.0%
                                                      =======          ====      ==========         ====

---------------------

(1)   Percentages rounded to nearest one-tenth of one percent.
(2) Certain offering expenses and other costs will be paid by InterBank Funding Corporation without reimbursement from the issuer if only the minimum amount of bonds are sold. Some portion of these costs will also be paid by Interbank Funding Corporation if more than the minimum amount and less than the maximum amount of bonds are sold, provided that in no event will less than 82% of the gross proceeds of the offering be made available for working capital reserves and acquisitions of loans and investments by the issuer.

     The net proceeds of this offering will be invested in short-term, interest bearing securities pending the uses described above.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                      OF LIQUIDITY AND CAPITAL RESOURCES

     The issuer has no operating history. The issuer currently has only nominal assets and has received no income. To date, the issuer's expenses have related to its organization and expenses incurred in connection with the registration of the bonds. For the year ended December 31, 1999, the issuer reported a net loss of $35,574, compared to a net loss of $5,000 during the period June 8, 1998 to December 31, 1998. The issuer's general and administrative expenses increased by $30,574, primarily as a result of an increase in management fees and related overhead as the issuer's organizational and developmental activities accelerated and as a result of a full year expenses in 1999 compared to a seven-month period in 1998.

     In the future, the issuer's revenues will be derived solely from its investments in residential and commercial mortgage loans, other real estate related assets and other commercial loans and short term investments. The issuer's future expenses will increase substantially as bonds are sold pursuant to this offering and will include management fees under the management agreement with IBF Management, interest on the bonds offered by this prospectus, interest on warehouse lines of credit and collateralized mortgage bonds and operating expenses such as attorney fees, marketing expenses and corporate income taxes. See "Management - Compensation".

     The principal sources of the issuer's funds will be the proceeds of this offering, the proceeds of the private purchase by InterBank of the issuer's preferred stock described below and short and long-term borrowings collateralized by the mortgage loans and other real estate related assets and the investment revenues described above.

     Management expects that some of the loans made or acquired by the issuer with the proceeds of the offering will generate revenue in the first year following the offering in amounts sufficient to cover interest expense on the bonds and operating expenses. After the payment of any senior obligations, revenue will be applied first to payment of interest on the bonds and other expenses not covered by the management fee, and second to payment of the management fee to IBF Management. The management fee will be deferred if revenue is not sufficient to pay the fee after paying interest and other expenses.

     Provided at least the minimum amount of bonds is sold, management believes the net proceeds will be adequate to implement its loan business and generate revenue sufficient to meet the interest and operating expenses of the issuer without seeking additional financing. Fixed interest expense on the bonds in the first year following the offering is not expected to exceed $5 million, and operating expenses, including the management fee, are not expected to exceed $1.1 million. If the maximum amount of bonds is sold in the offering and the issuer is able to achieve its target return, gross revenue would be approximately $7.8 million, which management expects to be sufficient to meet the issuer's obligations on the bonds.

     InterBank Funding Corporation ("Interbank") is expected to acquire cumulative preferred stock in one or more private transactions during the period the bonds are offered under this prospectus. The amount of the initial preferred stock sold to InterBank will be determined at the time an initial pool of mortgage loans is identified for purchase by the issuer through its wholly owned subsidiary, IBF VI - Asset Securitization Corp., and will equal the difference between the acquisition price of the mortgage loans and the proceeds the issuer or IBF VI - Asset Securitization Corp. expects to obtain through short-term warehouse financing or the issuance of collateralized mortgage bonds. The initial proceeds from the sale of preferred stock is expected to be between approximately $2.5 million and $5.0 million. In addition, InterBank may obtain additional preferred stock of the issuer on future dates as may be required for the issuer to make additional leveraged acquisitions.

                      OPERATING POLICIES AND OBJECTIVES

     The issuer was established to purchase and manage several categories of commercial mortgage loans, residential subprime mortgage loans and real estate related assets and commercial non-real estate loans that will be identified, managed and actively serviced by IBF Management, InterBank Consultants, Inc. ("IB Consultants") and third party contractors. Any reference to the operations, investments and acquisitions of the issuer made in this prospectus shall include the operations, investments and acquisitions of any of the issuer's subsidiaries as well. The issuer will seek to generate cash flow primarily from the following:

     (i) by originating and acquiring whole mortgage loans, which may include commercial mortgages and subprime residential mortgages, and

     (ii)   secondarily, from investments in

            (A) subordinated interests in collateralized mortgage securities;

            (B) mezzanine investments in commercial and multifamily residential properties;

            (C)    construction loans and foreign real estate loans; and

            (D)    other commercial loans.

The issuer may decide in the future to pursue other available acquisition opportunities it deems suitable for its portfolio. At least 80% of the issuer's assets will be mortgage loans secured by first and second liens on commercial and residential real estate. The remainder, 20% or less, of the issuer's assets will be invested in other real estate related assets and other commercial loans. Within the 80% mortgage loan category, the issuer will seek to purchase up to approximately $200 million of mortgage loans and has a great deal of discretion in determining whether to invest in commercial or residential mortgage loans and within those categories which types of commercial properties and residential properties will secure those mortgage loans. Within the 20% category, the issuer may purchase up to $50 million (depending upon the amount of mortgage loans acquired) and will also have a great deal of discretion in the types of permitted investments.

     The issuer will seek to maximize yield by managing credit risk through credit underwriting. The issuer plans to make acquisition decisions through asset and collateral analysis, evaluating investment risks and potential rewards on a case-by-case basis. To the extent that the issuer's assets become concentrated in a few states or a particular region, the return on investment will become more dependent on the economy of such states or region.

     To create yields commensurate with its investment objectives, the issuer intends to pledge its mortgage loans as collateral for warehouse lines of credit and collateralized mortgage bonds. There is no limit on the amount of such indebtedness the issuer can incur. The issuer intends to leverage its investments in an amount to be determined by IBF Management. If borrowing costs increase, or if the cash flow generated by the issuer's assets decrease, the issuer's use of leverage will increase the likelihood that the issuer will experience reduced or negative cash flow and reduced liquidity. The issuer intends to use the proceeds from such borrowings to invest in additional mortgage loans, mortgage-backed securities and other assets and, in turn, to borrow against those newly acquired assets. The issuer's strategy is to repeat this process to the extent opportunities to use leverage are available and IBF Management determines and advises that using leverage is prudent and consistent with maintaining an acceptable level of risk until the issuer has significantly leveraged its portfolio of mortgage loans.

     To accomplish the leverage requirements described above, the issuer will establish IBF VI - Asset Securitization Corp. as a special purpose financing entity. Institutional lenders and statistical rating organizations who would make the financing available to meet the leveraging objectives require a senior security interest in the loans securing their debt facilities ahead of all general unsecured creditors, such as the bondholders. The establishment of IBF VI - Asset Securitization Corp. - with its sole purpose being the acquisition of loan pools and obtaining financing - will satisfy those institutional security interest objectives thereby providing the issuer with additional institutional sources of financing that would not otherwise be available to it. Generally, activities relating to the acquisition of assets and obtaining institutional senior financing by the issuer throughout this prospectus will be conducted in large part by IBF VI - Asset Securitization Corp.

                             INVESTMENT GUIDELINES

General

     The following is a summary of the guidelines setting forth the general parameters for the issuer's investments, borrowings and operations, although IBF Management has substantial discretion in applying these guidelines and making investment decisions. Such guidelines will apply to loan originations and acquisitions and to investments in real estate related assets, including subordinated interests, mezzanine investments and commercial loans. Pending investment of its funds in longer term investments as provided for in the guidelines, the issuer intends to invest those funds in readily marketable securities or interest-bearing deposit accounts.

     The issuer is permitted to take an opportunistic approach to its investments, and may acquire any of the types of assets described in the guidelines if it and IBF Management determine that such investments would be in the issuer's best interests. The issuer, in consultation with IBF Management, may establish underwriting criteria for evaluating potential investments and, if such underwriting criteria are established, the issuer, in consultation with IBF Management, may modify such underwriting criteria at any time and from time to time. The issuer's policy generally is to offer a price for each asset that it contemplates acquiring that is not greater than the price that IBF Management estimates to be sufficient to generate an acceptable risk-adjusted return to the issuer from the acquisition of that asset.

Purchase from affiliates

     The issuer may purchase loans and investments from affiliates of IBF Management and the issuer, and make loans to affiliates. In the same manner as will apply to the purchase of mortgage loans and other investments from third parties, the price at which mortgage loans and other investments will be purchased from affiliates will be based on whether the price is fair and the investment otherwise is suitable and in the best interests of the issuer. To determine whether the price of an investment from an affiliate or otherwise is fair, IBF Management may consider a number of factors, which may include an appraisal by an appraiser who is certified or licensed in the state and whose compensation is not dependent on the transaction. Where possible, the price that the issuer will pay for loans and other assets acquired from affiliates will be determined by reference to the prices most recently paid to the affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the issuer will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell. It is the intention of the issuer that the agreements and transactions, including the sale of loans, mortgage-backed securities and other investments, taken as a whole, between the issuer on the one hand and its affiliates on the other hand are fair to both parties.

Investment Activities

     The discussion below describes the principal categories of assets that the issuer intends to originate or acquire. The issuer intends to invest at least 80% of its assets at all times in the first two categories of assets described below.

Commercial Mortgage Loans

     The issuer will originate or acquire first and second lien commercial mortgage loans. A substantial portion of these mortgages are expected to be institutional quality and the purchase price of the loans is expected to be provided in large part from warehouse lines of credit and the issuance of collateralized mortgage bonds.

     Acquisitions. The issuer will purchase non-performing and performing commercial mortgage loans from government agencies, financial institutions and affiliates. Acquiring non-performing loans at discounts may provide opportunities for the issuer to achieve its desired rates of return. Accordingly, the issuer will attempt to identify and purchase non-performing loans that have the potential through its rehabilitation and collection activities, including foreclosure, to generate its desired rates of return. The issuer will also attempt to purchase performing loans at a discount that, coupled with stated interest on the loans, have the potential to achieve the issuer's desired rates of return.

     Before acquiring any loan, the issuer will review the loan documents, the borrower's payment history, the borrowers' financial condition and the value of the collateral securing the loan. Sources of information that may be examined in determining the fair market value of a real property may include one or more of the following:

     o    current and historical operating statements;

     o    existing or new appraisals;

     o    sales comparables;

     o industry statistics and reports regarding operating expenses, such as those compiled by the Institute of Real Estate
          Management and the Building Owners and Managers Association;

     o    existing leases and market rates for comparable leases;

     o deferred maintenance observed during site inspections or described in structural and engineering reports; and

     o correspondence and other documents and memoranda found in the files of the seller of the loan secured by that real property or other relevant parties.

After completing its evaluation and assessing the potential for satisfying its desired rates of return, the issuer will determine a price at which it would be willing to purchase the loan. As a general guideline, the issuer will set its bid for non-performing loans at a price that management believes could provide a 30 percent rate of return, and for performing loans could provide an 18 percent rate of return. If management believes that particular risk attributes for a loan would justify a higher or lower target return, such as the value of the underlying collateral being high compared to the debt obligation or a guarantor's ability to repay the loan as evidenced by a strong credit history, a higher or lower bid price and higher or lower projected return may be acceptable to the issuer.

     In addition, IBF Management is expected to develop projections of net operating income and cash flows with respect to operating properties securing loans, taking into account lease rollovers, tenant improvement costs and leasing commissions. IBF Management will compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates will then be applied to the cash flow projections to estimate values. These values will then be compared to available appraisals and market sale comparables to determine recommended bid prices for each asset. The amount offered by the issuer generally will take into account projected holdings periods, capital costs and projected profit expectations, and will be the price that IBF Management estimates is sufficient to generate an acceptable risk-adjusted return on the issuer's investment.

     Once the issuer has acquired non-performing loans, it will attempt to enhance its overall rate of return by restructuring or refinancing the loans through workouts with borrowers. If restructuring or refinancing is not possible, the issuer will seek to obtain ownership of the underlying collateral through foreclosure and collection proceedings. Non-performing loans restructured or refinanced may be serviced by IBF Management and packaged for sale to non-affiliated third parties as performing loans. Collateral acquired through foreclosure will be liquidated with a view to minimizing the time the investment is held and maximizing the return on the investment.

     Direct originations. The issuer also intends to originate loans primarily secured by commercial real estate. The targeted market will include borrowers that, because of time constraints, credit factors, desired loan amount, or other circumstances, may be unable to obtain sought-after financing from traditional lenders. The issuer will obtain leads for these loans through institutions such as banks, general lenders of corporate obligations, mortgage lenders, and real estate and finance companies. The issuer will primarily make loans secured by real estate, and secondarily loans secured by other assets.

     Before originating a loan, the issuer intends to perform a thorough review of the value of the collateral securing the loan and the borrower's ability to repay the loan. In addition to its own review, the issuer will obtain independent appraisals of the related real property securing all mortgage loans. For loans secured by other personal property, the issuer may rely solely on its own internal evaluation of the value of the collateral or obtain independent appraisals of the collateral.

     Generally, the issuer will obtain Phase I environmental assessments on commercial properties prior to originating the related loan. The purpose of Phase I environmental assessments is to identify existing and potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties and screening for the presence of hazardous substances, toxic substances and underground storage tanks. However, the issuer may choose not to obtain Phase I environmental assessments on certain commercial properties prior to its origination and to originate loans without Phase I environmental assessments on the underlying property if it deems that to do so is prudent. Further, even if a Phase I environmental assessment is obtained, the assessment may not reveal all existing and potential environmental risks and liabilities, and there may unknown material environmental obligations or liabilities.

     The issuer will also generally require borrowers to obtain and maintain a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of the related loan and the replacement value of the improvements on the mortgaged property.

     As a general guideline, the issuer will attempt to make secured loans with a stated interest rate of at least 18 percent per annum. The issuer will also charge a loan origination fee of not less than one percent of the total loan, which will typically be added to the principal amount financed. Therefore, the actual amount funded at the time the loan is originated will be less than the principal amount of the loan on which the issuer will receive interest.

     Typically, repayment will be made from the sale of the collateral or by a refinancing by the borrower. If one of these methods of repayment becomes unfeasible, the issuer will attempt to restructure or refinance the loan. If restructuring or refinancing becomes unfeasible, the issuer will seek ownership of the underlying collateral through sale, liquidation, or collection of the outstanding collateral.

Subprime Residential Mortgage Loans

     The issuer may purchase pools of first and junior lien residential mortgage loans made to credit impaired borrowers. The subprime loans will be originated by unaffiliated third parties generally in accordance with guidelines that are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and repayment ability which will depend, among other things, on loan-to-value ratio, debt-to-income ratio, credit history, stability of employment, and time in residence at the applicant's current address. Generally, the originator will review and verify the loan applicant's sources of income other than under stated income programs, calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review an appraisal of the mortgaged property. The guidelines will generally be less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability. Borrowers generally will have payment histories and debt ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The guidelines will generally require verification of employment and income, title insurance on all mortgage loans secured by liens on real property, and fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less. The originators will generally grade all mortgage loans pursuant to a credit grading matrix. Each originator's credit grading may have variations but generally will establish "A" as the highest and "D" as the lowest category with two or more categories in between.

     "A" category loans will generally permit the highest loan-to-value ratio, the lowest back end debt ratio, the most restrictive mortgage and trade line credit delinquencies and will generally have the lowest interest rates. "D" category loans will generally permit the lowest loan-to-value ratio, the highest back end debt ratio, the least restrictive mortgage and trade line credit delinquency history and generally have the highest interest rates. Categories in between these levels will have appropriate variations in the factors described above. The issuer will purchase mortgage loans from originators who originate loans in all credit categories but which primarily originate "A" and "B" category loans with typically less than 25% of their loans being "C" category loans and less than 10% of their loans being "D" category loans. The issuer does not intend to acquire subprime residential loans with a loan-to-value ratio at or in excess of 100%.

     Any subprime residential loan may be prepaid in full or in part at any time, although the issuer will attempt to acquire a large percentage of its loans that provide for the payment by the borrower of a prepayment charge in limited circumstances on certain full or partial prepayments made generally anywhere from one to five years from the date of execution of the related note.

     The originators will generally make representations and warranties to the issuer in respect of the acquired loans that include, among other things, that:

     o the information with respect to each loan is true and correct as of the specified date;

     o each mortgaged property is improved by a one- to four-family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations;

     o each mortgage loan had, at the time of origination, either an attorney's certification of title or a title search or title policy;

     o each mortgage loan was secured by a valid and subsisting first or second lien of record on the mortgaged property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related mortgage loan;

     o the originator held good and indefeasible title to, and was the sole owner of, each mortgage loan; and

     o each mortgage loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related borrower.

If the originator cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the issuer's interest, the originator will be obligated to repurchase the mortgage loan. If the originator fails to repurchase a mortgage loan, the issuer will suffer any loss related to the mortgage loan.

Other Real Estate Related Assets and Other Commercial Loans

     The issuer intends to limit its investment in other real estate related assets and other commercial loans, to no more than 20% of its portfolio. Investments in other real estate related assets and other commercial loans will generally have loan-to-value ratios of no more than 90%, if secured by real estate. The issuer's policy will be to conduct an investigation and evaluation of other real estate related assets and other commercial loans before purchasing such assets. Evaluation of potential properties will be conducted primarily by IBF Management's employees who specialize in the analysis of such assets, often with further specialization based on geographic or collateral-specific factors. The issuer expects IBF Management to use third parties, such as brokers who are familiar with the property's type and location, to assist it in conducting an evaluation of the value of the property, and, depending on the circumstances, to use subcontractors, such as local counsel and engineering and environmental experts, to assist in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller. "Other real estate related assets" and "other commercial loans" may include the following:

     Subordinate interests. The issuer may purchase subordinate mortgage-backed securities in pools of loans that the issuer did not acquire and securitize itself. Mortgage-backed securities generally are issued either as collateralized mortgage obligations or pass-through certificates. Mortgage-backed securities are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or mortgage-backed securities. Mortgage-backed securities may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. Mortgage-backed securities are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, mortgage-backed securities may be illiquid.

     In most mortgage loan securitizations, a series of mortgage-backed securities is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of mortgage-backed securities may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the mortgage collateral may cause the mortgage-backed securities to be retired substantially earlier than their stated maturities or final scheduled distribution dates although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on mortgage-backed securities on a periodic basis, typically monthly.

     The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage collateral. Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans, the amount and terms of the mortgage loans, the geographic diversification of the location of the properties and, in the case of commercial mortgage loans, the credit-worthiness of tenants. Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of a mortgage-backed securities in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans.

     Subordinate mortgage-backed securities carry significant credit risks. Typically, in a "senior-subordinated" structure, the subordinate mortgage-backed securities provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches. In some instances, particularly with respect to subordinate mortgage-backed securities in commercial securitizations, the holders of subordinate mortgage-backed securities are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full. Because of this structuring, subordinate mortgage-backed securities in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the subordinate mortgage-backed securities are assigned lower credit ratings, or no ratings at all.

     Neither the subordinate mortgage-backed securities nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and, accordingly, are subject to credit risks. As a result of the typical "senior-subordinated" structure, the subordinate mortgage-backed securities will be extremely sensitive to losses on the underlying mortgage loans. For example, if the issuer owns a $10 million subordinate mortgage-backed securities consisting of $100 million of underlying mortgage loans, a 7% loss on the underlying mortgage loans will result in a 70% loss on the subordinate mortgage-backed securities. Accordingly, the holder of the subordinate mortgage-backed securities is particularly interested in minimizing the loss frequency -- the percentage of the loan balances that default over the life of the mortgage collateral -- and the loss severity -- the amount of loss on a defaulted mortgage loans, i.e., the principal amount of the mortgage loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest -- on the underlying mortgage loans.

     The loss frequency on a pool of mortgage loans will depend upon a number of factors, most of which will be beyond the control of the issuer or the applicable servicer. Among other things, the default frequency will reflect broad conditions in the economy generally and real estate particularly, economic conditions in the local area in which the underlying mortgaged property is located, the loan-to-value ratio of the mortgage loan, the purpose of the loan, and the debt service coverage ratio. The loss severity will depend upon many of the same factors described above, and will also be influenced by the servicer's ability to foreclose on the defaulted mortgage loan and sell the underlying mortgaged property. Legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying mortgaged property, in either case increasing the amount of loss with respect to the loan. The underwriting standards that will be used by the issuer in evaluating mortgage loans will be similar to the guidelines described above with respect to commercial mortgage loans acquired by the issuer.

     The subordinate mortgage-backed securities to be acquired by the issuer generally will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), but instead will initially have been sold in private placements, which will have more limited marketability and liquidity. The subordinate interests may generate "phantom income" that bears no relationship to the actual economic income attributable to the subordinate interest and may also be issued at a significant discount to their outstanding principal balance, which gives rise to original issue discount for federal income tax purposes. As a result, the issuer could be required to borrow funds or to liquidate assets in order to pay interest on the bonds.

     Mezzanine investments. The issuer may make investments that are subordinated to first lien mortgage loans on commercial and multifamily real estate. For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the issuer could lend the owner of the property, typically a partnership, an additional 15% to 20% of the value of the property. Typically, the loan would be secured either by the property subject to the first lien, giving the issuer a second lien position, or a partnership or other ownership interest in the owner. If the ownership interest is pledged, the issuer would be in a position to take over the operation of the property in the event of a default on the loan. These type of arrangements (hereafter referred to as "mezzanine investments") generally would provide the issuer with the right to receive a stated interest rate on the loan balance and may also include a percentage of gross revenues from the property, payable to the issuer on an ongoing basis, and/or a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the issuer to charge an interest rate that would provide an attractive risk-adjusted return. Mezzanine investments may also take the form of preferred equity, which will have a claim against both the operating cash flow and liquidation proceeds from the specific real estate assets. Before originating mezzanine investments, the issuer intends to perform certain credit underwriting to attempt to evaluate future performance of the collateral supporting such investment, which will include a review of the following:

     o the underlying collateral of each loan, including property characteristics, location, creditworthiness of tenants and economics;

     o the relative principal amounts of the loan, including the loan-to-value and debt service coverage ratios;

     o the borrower and manager's ability to manage the property and make debt service payments; and

     o    the mortgage loan's purpose and documentation.

The mezzanine investments will be on commercial and multi-family properties that generally will have loan-to-value ratios of no more than 90% and debt service coverage ratios of no less than 1.05x.

     Construction loans. The issuer may take advantage of opportunities to provide construction loans on commercial property, taking a first lien mortgage to secure the debt.

     Foreign real estate loans. The issuer may originate or acquire mortgage loans secured by real estate located outside the United States. The issuer has not imposed any limits with respect to the amounts that it could invest in foreign mortgages in the aggregate, any particular type of foreign mortgaged property, or properties located in any particular country. Investing in mortgages located in foreign countries creates risks associated with the uncertainty of foreign laws, markets and risks related to currency conversion and possible taxation by foreign jurisdictions. IBF Management has limited experience in investing in foreign mortgages. The issuer may be subject to foreign income tax with respect to its investments in foreign mortgages.

     Other Mortgage-Backed Securities. The issuer may create or acquire interest-only securities that have characteristics of subordinate mortgage-backed securities, known as subordinate interest-only securities. A subordinate interest-only security is entitled to no payments of principal; moreover, interest on a subordinate interest-only security often is withheld in a reserve fund or spread account and is used to fund required payments of principal and interest on the more senior classes. Once the balance in the spread account reaches a certain level, interest on the subordinate interest-only security is paid to its holders.

     These subordinate interest-only securities provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because a subordinate interest-only security receives only interest payments, its yield is extremely sensitive to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments, including as a result of defaults, on the underlying loans. Some subordinate mortgage-backed securities may generate "phantom income" which bears no relationship to the actual economic income attributable to the subordinate interest-only securities.

     The issuer may invest not only in classes of subordinate interest-only securities but also in other classes of mortgage-backed securities, such as interest-only and inverse interest-only securities. These investments will differ from the issuer's subordinate mortgage-backed securities because they generally are not the "first loss" position, have credit ratings of "AAA" through "BB" and are not commercially oriented.

     Other Commercial Loans. The issuer may originate or acquire commercial loans secured by non-real estate assets. Such loans will be underwritten based on the asset collateral value, borrower's payment history and financial condition and operating cash flow available for debt service.

                                RISK MANAGEMENT

     The following describes some of the investment management practices that the issuer may employ from time to time to earn income, facilitate portfolio management -- including managing the effect of maturity or interest rate sensitivity -- and mitigate risk -- such as the risk of changes in interest rates and risks associated with certain property types. The issuer may amend or deviate from these policies or adopt other policies in the future.

Leverage and borrowing

     The issuer intends to leverage a substantial amount of its assets through the issuance of collateralized mortgage bonds, reverse repurchase agreements, warehouse lines of credit, bank credit facilities, mortgage loans on real estate and other borrowings, when there is an expectation that such leverage will benefit the issuer. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the issuer may reduce the amount of leverage it utilizes. Leverage creates an opportunity for increased income but, at the same time, creates special risks. For example, leverage magnifies changes in the net worth of the issuer and affects the amounts available for payment to bondholders. Although the amount owed will be fixed, the issuer's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the issuer which can exceed the revenues from the assets retained. To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the issuer will have to pay, the issuer's net income may be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the issuer will be less than if borrowing had not been used.

Collateralized mortgage bonds through IBF VI - Asset Securitization Corp. and warehouse lines of credit

     The issuer may originate or purchase mortgage loans and through IBF VI - Asset Securitization Corp. issue collateralized mortgage bonds. During the period in which the issuer is acquiring mortgage loans for such bond issuances, the issuer is likely to borrow funds secured by such loans pursuant to warehouse lines of credit. The issuer has not yet established any such credit lines. The principal balance of the collateral will typically exceed the principal balance of the collateralized mortgage bonds. While the debt is outstanding, the issuer's ability to dispose of the loans will be limited. Once the collateralized mortgage bonds are paid in full, the issuer will have unlimited ability to dispose of or refinance the loans.

Reverse repurchase agreements

     The issuer or IBF VI - Asset Securitization Corp. may enter into reverse repurchase agreements, which are agreements under which the issuer would sell assets to a third party with the commitment that the issuer repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements may be characterized as loans to the issuer from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

Bank credit facilities

     The issuer or IBF VI - Asset Securitization Corp. intends to borrow money through various bank credit facilities, which will have varying fixed or adjustable interest rates and varying maturities. The issuer has not yet established any such bank credit facilities.

  Interest rate management techniques

     The issuer may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets or liabilities. These techniques also may be used to attempt to protect against declines in the market value of the issuer's assets resulting from general trends in debt markets or to change the duration of or interest rate risk associated with the issuer's borrowings. Any such transaction is subject to risks, and may limit the potential earnings on the issuer's investment in real estate related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps or other such transactions.

Hedging

     The issuer may use hedging techniques to mitigate potential risks, and not for speculative purposes, e.g., with respect to indebtedness, to limit, fix or cap the interest rate on variable interest rate indebtedness. The issuer may utilize interest rate swaps, options on interest rate swaps, treasury-locks, options on treasuries and interest rate caps or floors, to protect the value of fixed rate mortgage loans originated and held for securitization. The issuer plans to issue collateralized mortgage bonds backed by pools of mortgage loans that it originates or acquires. Changes in interest rates during the time the issuer is holding mortgage loans for securitization will impact the net proceeds and terms available from the issuance of collateralized mortgage bonds. The intent of the issuer's hedging strategy will be to produce an aggregate gain or loss which approximates the gain or loss in securitization proceeds caused by changes in interest rates between the time the mortgage loan is funded and the time the issuer issues collateralized mortgage bonds. All hedge agreements related to a securitized pool of loans will be terminated concurrently with the securitization.

Commercial mortgage loan risk management

     Property values and net operating income derived from commercial properties are subject to volatility and commercial mortgage loans may be adversely affected by a number of factors and risks, including, but not limited to:

     o    generally larger loan balances;

     o dependency on successful operation of the property securing the mortgage and tenants operating businesses therein for repayment;

     o loan terms that often require little or no amortization and, instead, provide for balloon payments at stated maturity;

     o certain factors outside the issuer's control or the control of the borrower such as governmental regulations, zoning, tax laws or rent control laws in the case of multifamily mortgage loans;

     o national, regional and local economic conditions, which may be adversely affected by plant closings, industry slowdowns and other factors;

     o local real estate conditions, such as an oversupply of housing, retail, industrial, office or other commercial space;

     o    potential environmental or other legal liabilities;

     o    changes or continued weakness in specific industry segments;

     o perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property;

     o the willingness and ability of the property's owner to provide capable management and adequate maintenance;

     o    construction quality, age and design;

     o    demographic factors;

     o    the non-recourse nature of commercial real estate loans;

     o    retroactive changes to building or similar codes; and

     o    increases in operating expenses such as energy costs.

         Construction loans and mezzanine investments may also pose additional risk of loss related to:

     o dependency on successful completion and operation of the project for repayment;

     o    difficulties in estimating construction or rehabilitation costs;

     o loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date;

     o possible foreclosure by the holder of the senior loan resulting in a mezzanine investment becoming unsecured; and

     o    higher loan-to-value ratios.

     The issuer will adopt the commercial loan underwriting guidelines discussed above in its attempt to mitigate some of the risks of commercial mortgage lending. However, many of the factors described above may not be within the issuer's control or readily assessable and, therefore, the underwriting guidelines may not protect the issuer from losses.

                           SIGNIFICANT ACQUISITIONS

     The issuer will file with the Securities and Exchange Commission a Current Report on Form 8-K for any significant acquisitions of assets or any significant financing made available to the issuer. The Form 8-K will be provided to the indenture trustee and will be available to bondholders by making a request to the indenture trustee or by reviewing the Form 8-K at the Securities and Exchange Commission's facilities or at the Securities and Exchange Commission's website, each as identified under the caption "Additional Information" in this prospectus. In addition, the indenture trustee will be given an updated list of loans and investments made by the issuer, which will be updated monthly. Investors wishing to obtain a copy of this list may do so by contacting the indenture trustee directly.

                                  MANAGEMENT

Employees

     The issuer does not have, and does not expect to have, any full time employees. No salaries will be paid to the executive officers of the issuer. All personnel services required for the issuer's operations will be provided by IB Consultants through the management agreement with IBF Management.

     The issuer's business will be managed by the officers and directors of IB Consultants and IBF Management. The following persons are the officers and directors of the issuer, IBF Management and IB Consultants:


Name                 Age                           Position                               Since

Simon A. Hershon     52           CEO, President and Director of the issuer             June 1998
                                  CEO, President and Director of IBF Management

Ehud D. Laska        50           Executive Vice President and Director                 June 1998

Ivan M. Krasner      48           Senior Vice President                               September 1998

Robert L. Olson      57           Chief Financial Officer                                May 2000



Biographies

     The following are brief biographies of the officers and directors:

     Simon A. Hershon has, for the past 22 years, been the President and C.E.O. of InterBank, InterBank Consultants, Inc., InterBank/Brener Brokerage Services, Inc., American Eagle Funding, LLC, InterBank Capital Group, IBF Securities, Inc., IBF Management Corp., InterBank Funding Special Purpose Corporation, IBF VI Special Purpose Corporation II, IBF Special Purpose Corporation III, IBF VI Participating Income Fund, IBF - Alternative Investment Fund, and IBF Special Purpose Corporation VII. These companies offer financial advisory, asset management, merchant banking, and investment services to business, institutions and individuals in the hospitality, real estate, finance, and communications industries. Through InterBank Consultants, Inc., Mr. Hershon has been involved in numerous corporate and bond financings and provided advisory services in connection with the largest bankruptcy in Washington, D.C. history, which totaled over $2.0 billion. Mr. Hershon was also involved, through InterBank/Brener Brokerage Services, Inc., in over $5.0 billion of hotel transactions. Mr. Hershon's education and professional experience combine to provide InterBank's clientele with an in depth understanding of institutional and corporate finance, real estate finance and development, and hospitality turn-arounds. Mr. Hershon graduated from the U.S. Naval Academy and subsequently served in nuclear powered submarines in the U.S. Navy. He received both a Masters and Doctorate in Business Administration from Harvard University where he concentrated in finance and graduated with honors.

     Ehud D. Laska has served as President of American Eagle Funding, LLC, and Managing Director of the InterBank Capital Group since January 1996. Through these firms, Mr. Laska specializes in building up companies through same industry consolidation and acquisitions. Mr. Laska has also served as the Chairman of Coleman & Company Securities, Inc., a member firm of the National Association of Securities Dealers, Inc., since May 1996. Mr. Laska has also served as a director of Headway Corporate Resources, Inc., a publicly held corporation engaged in human resource management, since August 1993. From August 1994 to February 1996, Mr. Laska served as a managing director at the investment-banking firm of Continuum Capital, Inc. While serving as a Managing Director with Tallwood Associates, Inc., a boutique investment banking firm, from May 1992 to August 1994, Mr. Laska founded the Private Equity Finance Group, which merged with Continuum Capital, Inc. in August 1994. Prior to 1992, Mr. Laska was a senior investment banker with the Wall Street firms of CS/First Boston, Drexel Burnham Lambert, Paine Webber, and Laidlaw Equities. Mr. Laska has also served as vice president and deputy chief financial officer at Citibank, N.A. from 1984 to 1987. Mr. Laska graduated from the University of Massachusetts with a Bachelor of Science in Engineering and holds an Masters of Science degree in engineering from Brown University and a Masters of Business Administration from Stanford University.

     Ivan M. Krasner has been employed since September 1998 by IBF Securities, Inc., where he is responsible for managing the marketing operations of InterBank's business activities. Mr. Krasner has over 20 years experience in the development, strategic positioning, and marketing of financial service products. Most recently, Mr. Krasner was Vice President of Orbitex Management, a European-based mutual fund group specializing in global sector funds, from September 1997 to August 1998. From September 1996 to August 1997, Mr. Krasner was a founding partner and Senior Vice President of The Net Collaborative, a consultancy of industry experts bringing internet solutions to large financial service institutions. From October 1983 to December 1995, Mr. Krasner was employed in various positions by PLM International, a major originator of equipment leasing programs. Mr. Krasner graduated from C.W. Post College with a Bachelor of Arts in Philosophy and attended the Strategic Marketing Management Program at the Harvard Business School.

     Robert L. Olson has served as Chief Financial Officer since May 2000. Mr. Olson has over 20 years experience in developing financial controls and procedures for companies in various industries. Most recently, Mr. Olson served as Vice President of Finance for The Energy Grid, Inc., a start up company in the energy, gas and telecommunications industries, from March 1999 to May 2000. From September 1997 to March 1999, Mr. Olson served as Vice President of Finance for Global Intellicom, Inc., a publicly-traded technology firm. From June 1990 to September 1997, Mr. Olson served as Vice President of Finance for Trafalgar Ltd., a manufacturer, wholesaler and retailer of leather products. From 1977 to June 1990, Mr. Olson served as a Vice President of Finance or Chief Financial Officer for various companies involved primarily in retailing and manufacturing. Mr. Olson graduated from Long Island University with a Bachelor of Science in Accounting.

IBF Management

     IBF Management, formed in December 1998, succeeded to the business of InterBank Consultants, Inc. Since December 1990, InterBank, InterBank Consultants, Inc. and their affiliates and successors, including IBF Management, have been in the business of providing crisis management and turnarounds, asset restructuring, workouts, and corporate and real estate finance. InterBank and its affiliates have 32 employees.

     Since 1977, InterBank, its predecessors, affiliates and successors completed over $3 billion in restructurings and workouts including the restructuring of mortgage backed bonds and real estate-backed municipal securities. In addition, InterBank assisted clients in the development of over 100 real estate projects. In addition, InterBank provided workout services in the largest personal bankruptcy case in the Washington metropolitan area, which involved over 200 partnerships.

     The issuer will enter into the management agreement with IBF Management for a term expiring on the maturity or other redemption of the bonds. IBF Management will be primarily involved in three activities:

     o underwriting, originating and acquiring mortgage loans and other real estate related assets;

     o asset/liability management, financing, management and disposition of loans, including credit and prepayment risk management, collection of payments, enforcement of remedies, foreclosure and property disposition and related services; and

     o capital management, oversight of the issuer's structuring, analysis, capital raising and investor relations activities.

In conducting these activities, IBF Management will formulate operating strategies for the issuer, arrange for the acquisition of assets by the issuer, monitor the performance of the issuer's loans and provide certain administrative and managerial services in connection with the operation of the issuer. IBF Management will be required to manage the business affairs of the issuer in conformity with the policies that are approved and monitored by the issuer's board of directors. IBF Management will be required to prepare regular reports for the issuer that will review the issuer's acquisitions of assets, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the issuer.

     At all times, IBF Management will be subject to the direction and oversight of the issuer and will have such functions and authority as set forth in the management agreement. IBF Management will be responsible for the day-to-day operations of the issuer and will perform such services activities relating to the issuer's assets and operations as may be appropriate, including:

     o providing a complete program of investing and reinvesting the capital and assets of the issuer in pursuit of its investment objectives and in accordance with policies adopted by the issuer from time to time;

     o serving as the issuer's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the issuer's board of directors;

     o assisting the issuer in developing criteria for mortgage asset purchase commitments that are specifically tailored to the issuer's investment objectives and making available to the issuer its knowledge and experience with respect to mortgage loans, other real estate related assets and commercial loans;

     o      counseling the issuer in connection with policy decisions;

     o maintaining the issuer's exemption from regulation as an investment company;

     o representing the issuer in connection with the purchase and commitment to purchase or sell mortgage loans and other real estate related assets and commercial loans;

     o furnishing reports and statistical and economic research to the issuer regarding the issuer's activities and the services performed for the issuer by IBF Management;

     o monitoring and providing to the issuer on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets; and providing data and advice to the board of directors in connection with the identification of such dealers;

     o administering the day-to-day operations of the issuer and performing and supervising the performance of such other administrative functions necessary in the management of the issuer as may be agreed upon by IBF Management and the issuer;

     o contracting, as necessary, with third parties for master and special servicing of assets acquired by the issuer;

     o communicating on behalf of the issuer with the holders of the equity and debt securities of the issuer as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

     o causing the issuer to qualify to do business in all applicable jurisdictions;

     o assisting the issuer in complying with all regulatory requirements applicable to the issuer in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended;

     o performing such other services as may be required from time to time for management and other activities relating to the assets of the issuer as the board of directors shall reasonably request or IBF Management shall deem appropriate under the particular circumstances; and

     o using all reasonable efforts to cause the issuer to comply with all applicable laws.

     IBF Management will subcontract with IB Consultants to perform all of the duties set forth above on its behalf. The subcontract with IB Consultants will not relieve IBF Management from any of its liabilities under the management agreement.

     The issuer has the right at any time during the term of the management agreement to terminate the management agreement without the payment of any termination fee upon, among other things, a material breach by IBF Management of any provision contained in the management agreement that remains uncured at the end of the applicable cure period, including the failure of IBF Management to use reasonable efforts to comply with the issuer's investment policy and guidelines.

     The management agreement may not be assigned by either party without the consent of the other party.

Compensation

     IBF Management is a Delaware corporation in which Simon A. Hershon is the sole officer, director, and stockholder. No executive compensation will be paid directly by the issuer to its officers. IBF Management will bear all costs of operating the issuer. IBF Management will receive an annual management fee payable on each quarter end for its services equal to two percent (2%) of the principal amount of the bonds for providing all administrative support required to operate the issuer. The management fee will cover items such as wages and salaries of employees of IB Consultants responsible for the issuer's daily operations, fees and expenses of agents and independent contractors providing administrative support for the issuer's operations, office space, and all overhead expenses. The management fee does not cover the issuer's legal and accounting fees, filing fees, investment transaction costs, taxes, officer and director liability insurance, and other administrative expenses. The annual management fee is subordinated to interest and principal due on the bonds and is payable out of working capital reserves.

Prior experience of InterBank, IBF Management and IB Consultants

     The information contained in this section of the prospectus is included solely to enable prospective investors to have information which can be used to evaluate the experience of IBF Management in investing in real estate related assets and other commercial loans for its affiliated funds.

     The prior performance information included in this prospectus is historical and investors should not construe the inclusion of such information as implying or indicating in any manner that the issuer will make investments which are comparable to those made by the affiliates discussed below, or that the results achieved by the issuer will in any way resemble or be comparable to those achieved by such affiliates. Investors in bonds will not be acquiring any interest in the affiliates described below. In addition, the real estate markets have generally been favorable during much of the period for which data is provided. Therefore, the following information may not be indicative of the results that will be experienced by IBF Management in connection with its management of the issuer's assets.

     InterBank is the parent corporation of six private affiliated corporations listed in the table below, formed by InterBank to acquire performing and non-performing loans, originate loans, and invest in equity and debt securities. Each of these affiliated private investment funds obtained capital by offering and selling notes or equity interests to investors in private placements with maturities ranging from May, 2001 to December, 2005. These investment funds have sold approximately $67,992,000 of notes and approximately $1,841,000 of equity securities to date. The origination and acquisition businesses of each of the investment funds is managed by IBF Management.

     Generally, InterBank has acted as the lead lender on loans originated or acquired, and the investment funds have purchased participations in the loans. Allocation of loans among the affiliates is based on the amount of capital each of the investment funds has available to acquire loan investments and other factors considered important to IBF Management.

     All interest due on the securities issued by the investment funds has been paid in a timely manner. None of the principal of the securities issued by the investment funds has become due, although SPC I issued a notice of redemption and redeemed a portion of its notes on June 30, 2000 in the amount of $1,059,000.

     The operating and investment strategy employed for the affiliated investment funds will differ from those that will be employed by the issuer because of the issuer's need to maintain an exemption from registration under the Investment Company Act of 1940, as amended (the "Investment Company Act"). IBF Management will monitor the types of assets maintained in the issuer's portfolio to ensure that it is not deemed to be an investment company under the Investment Company Act, due to its intention to maintain at least 80% of its assets consist of mortgages and other liens on and interests in real estate and real estate related investments. See "Regulatory Matters - Investment Company Act exemption."

     As of March 31, 2000, the affiliated investment funds owned approximately $50 million book value of assets under management being managed by IBF Management and IB Consultants, including approximately $15.7 million of mortgage loans and approximately $21.7 million of other commercial loans.

     All of the investment funds with the exception of AIF V have similar investment objectives, which is to invest in smaller properties and underperforming or otherwise distressed real property. Although the investment objectives of these investment funds are not identical to those of the issuer, they are similar, and the issuer believes that prior performance information about these investment funds may be material to a prospective investor. Certain information relating to those six investment funds is set forth below.


                         INTERBANK FUNDING CORPORATION
                           INDIVIDUAL FUNDS ANALYSIS
                              AS OF JUNE 30, 2000

------------- ---------- -------------- ---------- ------------- -------------- ------------- -------------- ------------
                                                    Number of       Coupon
                                                   Consecutive     Interest                     Principal
                             Gross                   Interest      Payments                    Redemptions
              Date of       Amount      Interest     Payments     as of June     Additional    as of June    Total Avg.
 Fund Name    Inception     Sold(1)       Rate         Made        30, 2000       Interest      30, 2000      Yield(2)
------------- ---------- -------------- ---------- ------------- -------------- ------------- -------------- ------------

SPC I         01/31/96      $2,500,000     12%        50         $1,175,203         $79,012    $1,059,000      12.90%
SPC II        01/21/97       5,000,000     12%        38          1,685,515          91,248        N/A         12.75%
SPC III       04/10/98      10,000,000     12%        24          1,771,567          58,883        N/A         12.67%
PIF IV        02/17/98      28,329,000     12%        27          3,709,821          89,775        N/A         12.51%
AIF V         09/09/99       1,841,000     N/A        N/A               N/A             N/A        N/A           N/A
SPC VII       05/10/99      20,322,000     11%        12          1,031,625          11,000        N/A         11.53%
------------- ---------- -------------- ---------- ------------- -------------- ------------- -------------- ------------
Total                      $67,992,000                           $9,373,731        $329,918    $1,059,000
------------- ---------- -------------- ---------- ------------- -------------- ------------- -------------- ------------


(1)    Before deducting offering expenses.
(2) Includes coupon interest and additional interest and is calculated on annualized bond equivalent yield basis.

Competition

     The business the issuer proposes to engage in is highly competitive. The issuer will compete for its loan investments with a number of national, local, and regional companies that pursue similar loan acquisition and origination business. Some of these companies may possess substantially greater financial, marketing, technical, personnel and other resources than the issuer. In addition, the issuer's future profitability will be directly related to the targeted yield relative to that of its competitors. Competitors may have access to capital at a lower cost than the capital available to the issuer through the bonds described in this prospectus and, therefore, would have a competitive advantage in making and acquiring loans at lower yields than the issuer can accept.

Legal proceedings

     Neither the issuer, IBF VI - Asset Securitization Corp., IBF Management nor IB Consultants is a party to any pending legal proceedings except for normal collection actions on their loan portfolios. To the knowledge of management, no legal proceedings are threatened against any of them.

Offices

     The principal executive offices and principal place of business of the issuer will be located at the offices of InterBank, IBF Management and IB Consultants at 1733 Connecticut Avenue, N.W., Washington, DC 20009. Management believes that the office space available at this location is adequate for its foreseeable needs.

                              REGULATORY MATTERS

Investment Company Act exemption

     The issuer at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the issuer does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the Securities and Exchange Commission, in order to qualify for this exemption, the issuer must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate related assets. Therefore, in order to remain qualified under this exemption the issuer's ownership of many mortgage assets be limited by these provisions. If the issuer fails to qualify for exemption from registration as an investment company, it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the issuer.

Other government regulation and licensing requirements

     The issuer's lending business may become subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and to various laws and judicial and administrative decisions imposing requirements and restrictions on all or part of the issuer's home equity and first mortgage lending activities. The issuer's anticipated mortgage lending activities will be subject to regulation under various federal laws, including the following:

         Truth-in-Lending Act and Regulation Z, including the Home Ownership and Equity Protection Act of 1994;

         The Equal Credit Opportunity Act and Regulation B, as amended;

         The Real Estate Settlement Procedures Act and Regulation X;

         The Home Mortgage Disclosure Act; and

         The Fair Debt Collection Practices Act.

     The issuer may also become subject to examination by state regulatory authorities with respect to originating, processing, underwriting, selling and servicing home equity loans and first mortgage loans. These rules and regulations impose licensing obligations, prohibit discrimination, regulate collection, foreclosure and claims handling, payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates and fees. Failure to comply with these requirements can lead to, among other remedies, termination or suspension of license, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions. Costs or difficulties in complying with these rules could adversely affect the issuer's business.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following table describes the amount and nature of payments that will or may be made by the issuer to InterBank and its affiliates.


         Payee                                          Amount ($)                        Purpose
         -----                                          ----------                        -------
IBF Management                                    $10,000 to $1,000,000      Annual management fee (1)
IBF Securities                                    $15,000 to $1,575,000      Finders fees for identification of
                                                                             selected broker-dealers and
                                                                             unaccountable expense reimbursement
Coleman & Company Securities, Inc.                   $2,500 to $250,000      Finders fees (2)
--------------------------


(1)  See "Management - Compensation."
(2) Coleman will receive out of the sales commission payable to National a finders fee of 0.5% of the gross proceeds from the sale of bonds for its assistance in identifying selected broker-dealers. Coleman will also receive 7% of the gross sales price of all bonds sold by Coleman directly to investors in the offering, but it is not expected that sales by Coleman to investors will be material.

     InterBank is currently the sole stockholder of the issuer and has the right to manage the business affairs of the issuer and to appoint all directors.

     Loans made to InterBank or its affiliates will only be made on the same or similar terms and conditions as loans made to unrelated parties.

     InterBank is the sole equity owner of six affiliated investment funds, which are engaged in loan investment activities that are similar to the proposed business of the issuer, and may participate as a controlling stockholder in other corporations or partnerships formed in the future to pursue loan origination and acquisition activities similar to that of the issuer. Simon A. Hershon and Ehud D. Laska, directors and officers of the issuer, are the owners of InterBank. Mr. Hershon is the sole owner of IBF Management, which provides management services to the issuer for fees.

     Certain conflicts of interest are inherent in the foregoing relationships, including the selection of loan opportunities for the issuer and allocation of management time and resources to the operations of the issuer. Although the indenture provides that the issuer may not participate in a transaction with an affiliate, except in good faith and on terms that are no less favorable to the issuer than those that could have been obtained from a person not an affiliate of the issuer, no other policy or restriction has been adopted by management to resolve conflicts of interest that might arise.

     The issuer will reimburse IBF Management for some or all of the legal and accounting fees, printing costs and marketing costs paid to third parties by IBF Management.

                                INDEMNIFICATION

     Delaware law permits a Delaware corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the issuer contains such a provision which eliminates such liability to the maximum extent permitted by Delaware law. The issuer will indemnify IBF Management and IB Consultants and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that IBF Management and IB Consultants or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the issuer or its affiliates. In addition, IBF Management and IB Consultants and its officers and directors will not be liable to the issuer, and the issuer will indemnify IBF Management and IB Consultants and its officers and directors, for acts performed in good faith pursuant to the management agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement. In addition, the issuer will indemnify, hold harmless and pay reasonable expenses in advance of final disposition of a proceeding to present or former directors and officers and certain other parties to the fullest extent permitted from time to time by Delaware law. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

                         AND REAL PROPERTY INVESTMENTS

     The issuer intends primarily to acquire mortgage loans and other real estate related assets. The issuer's return on such assets will depend upon, among other things, the ability of the servicer of the mortgage loans to foreclose upon the mortgage loans in default and sell the underlying real property. There are a number of legal considerations involved in the acquisition of mortgage loans or real estate related assets and the foreclosure and sale of defaulted mortgage loans, whether individually or as part of a series of mortgage-backed securities. The following discussion provides general summaries of certain legal aspects of loans secured by real property and the acquisition of real property. Because such legal aspects are governed by applicable state law which laws vary from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located. The summaries are not based upon opinions of legal counsel.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." The priority of the lien created or interest granted by a mortgage will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office and whether there are any later-arising liens for real estate taxes, assessments and other charges.

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default, unless rents are to be paid directly to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, the potential payments from a property may be less than the periodic payments due under the mortgage.

     The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Mortgages often provide under certain circumstances that the proceeds of hazard insurance or condemnation awards may be used by the borrower to repair the casualty or taking. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance or condemnation awards to the secured indebtedness and instead may require the proceeds of hazard insurance or condemnation proceeds to be used to repair the casualty or taking unless the security of the mortgagee or beneficiary has been impaired.

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness. Foreclosure procedures vary from state to state, but are generally time consuming and costly. In addition, certain states may grant a borrower the right to repay amounts owed and reinstate the loan.

     Commercial or multi-family residential mortgage loans acquired by the issuer may be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law.

     Under the federal bankruptcy code and the related state laws, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgage property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court may also grant a debtor a reasonable time to cure a payment default on a mortgage loan, reduce monthly payments due on a mortgage loan, change the rate of interest due on a mortgage loan, or otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code and the related state laws, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     The issuer will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of bonds is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change - including changes in effective dates - or possible differing interpretations. It deals only with the purchase and ownership of bonds acquired at original issuance and held as capital assets. It does not deal with issues peculiar to holders that are financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding bonds as a hedge against currency risks or as a position in a straddle for tax purposes, or persons whose functional currency is not the United States dollar. Persons considering the purchase of the bonds should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the bonds arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a bond that is for United States federal income tax purposes

          (i)    a citizen or resident of the United States,

          (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

          (iii) an estate whose income is subject to United States federal income tax regardless of its source, or

          (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Moreover, as used herein, the term "U.S. Holder" includes any holder of a bond whose income or gain in respect to its investment in a bond is effectively connected with the conduct of a U.S. trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a bond that is not a U.S. Holder.

U.S. Holders

     Interest and Original Issue Discount. The Accretion Subordinated Bonds will be issued with original issue discount ("OID") in an amount equal to the excess of the stated redemption price at maturity of such bonds over their issue price. The issue price of a bond is the first price at which a substantial amount of the bonds in the same issue has been sold, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The Accretion Subordinated Bonds and the Current Interest Subordinated Bonds are separate issues for this purpose. The stated redemption price at maturity of a bond is the sum of all amounts payable on the bond other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate or a qualified variable rate.

     The Current Interest Subordinate Bonds may be issued with OID to the extent the principal amount of such bonds exceeds the issue price of such bonds by more than a statutorily defined de minimis amount -the bond's stated redemption price at maturity multiplied by the number of complete years from the issue date to the maturity date multiplied by 0.25%. Stated interest on the Current Interest Subordinated Bonds will be treated as qualified stated interest and, as such, will be includible in income by a holder as it is paid or as it accrues, depending upon the holder's normal method of tax accounting.

     A holder of a bond issued with OID must include OID in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such holder's regular method of tax accounting. Under the constant yield method, the holder of an Accretion Subordinated Bond generally will have to include in income increasingly greater amounts of OID in successive quarterly accrual periods.

     A holder who purchases a bond - including a purchase at original issuance
- for an amount that is greater than its adjusted issue price will have purchased the bond at an acquisition premium. The amount of OID which such holder must include in its gross income with respect to such bond for any taxable year will be reduced - but not below zero - by the portion of the acquisition premium properly allocable to the period.

     Market Discount. If a bond is issued without OID, the bond will be treated has having market discount if the holder purchased the bond - including a purchase at original issuance - for a price less than its stated redemption price at maturity. If a bond is issued with OID, the bond will be treated as having market discount if the holder purchased the bond - including a purchase at original issuancefor an amount that is less than the bond's adjusted issue price on the purchase date. If, however, the amount of market discount is less than a statutorily defined de minimis amount - the bond's stated redemption price at maturity multiplied by the number of complete years from the purchase date to the maturity date multiplied by 0.25% - the amount of market discount will be treated as zero.

     Generally, market discount accrues on a straight line basis over the remaining term of a bond but a holder may, however, elect to accrue market discount under a constant yield method. Generally, market discount, unlike OID, is not includible in income as it accrues. Instead, accrued market discount is treated as ordinary income at the time a payment, other than qualified stated interest, is made on the bond or the bond is sold at a gain. A holder can elect, however, to include market discount in income as it accrues. If a holder does not make the election to currently include market discount in income as it accrues, the holder's ability to deduct interest expense on indebtedness incurred or continued to carry the market discount bonds may be limited.

     Premium. If a holder purchases a Current Interest Subordinated Bond - including a purchase at original issuance - for an amount that is greater than its stated principal amount, the holder will have purchased the bond with amortizable bond premium equal in amount to such excess. A holder may elect to amortize such premium using a constant yield method over the remaining term of the bond and may offset interest otherwise required to be included in respect of the bond during any taxable year by the amortized amount of premium.

     Election to Treat All Interest and Discount as OID. A holder can elect to treat all items of interest and discount on a bond, adjusted for any item premium, as OID. If a holder makes this election with respect to a bond, the holder will report income from such bond as though it had been originally issued on the purchase date for an issue price equal to the holders purchase price and no payment due on the bond will be qualified stated interest.

Non-U.S. Holders

     Interest or OID paid or accrued on a bond to a non-U.S. Holder will be considered to be portfolio interest and not subject to United States federal income tax or withholding tax. To qualify for the exemption from taxation, the non-U.S. Holder must provide to the person otherwise required to withhold tax an IRS Form W-8BEN - Certificate of Foreign Status of Beneficial Owner for United State Tax Withholding - and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. If a bond is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN provided by the beneficial owner to the organization or institution.

     Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a bond, unless such non- U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

Backup Withholding

     Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information - such as the registered owner's taxpayer identification number or a Form W-8BEN - in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients.

                             PLAN OF DISTRIBUTION

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the indenture and the underwriting agreement between the issuer and National Securities Corporation ("National"), the issuer will offer through National, on a best efforts basis, a maximum of $50,000,000 in principal amount of the bonds. The minimum subscription is $5,000 unless there is a higher requirement in your state of residence or, in the case of individual retirement accounts and certain plans subject to the Employee Retirement Income Security Act of 1974, as amended ("Qualified Plans") including Keogh plans, the minimum subscription is $2,000. Purchases in excess of the minimum subscription will be made in increments of $1,000. See "Investor Suitability And Minimum Investment Requirements; Subscription Procedures."

     The commission paid to National is 8.0 percent of the gross offering proceeds and an additional amount equal to 2.0 percent of the issuer's annual net income for each calendar year in which the bonds are outstanding (the "Profit Participation"). In addition, the issuer will reimburse National for all out-of-pocket expenses on an accountable basis. National may reallow the selling compensation to selected dealers participating in the offering. Generally, dealers participating in the offering will receive a 6.5 percent commission, a 0.5 percent due diligence fee and the Profit Participation.

     Coleman & Company Securities, Inc. ("Coleman"), an affiliate of InterBank and the issuer, will solicit broker-dealers to participate in the offering and request that they enter into selling group agreements with National. The contacts and communications with these broker-dealers will largely be made by employees of IBF Securities under direction of Coleman. For these services, Coleman will receive from National out of its sales commission 0.5 percent of the gross proceeds of the offering as a finders fee. The issuer will also compensate the employees of IBF Securities by paying finders fees for identifying and communicating with broker-dealers in connection with this offering in the amount of approximately 1.0 percent of the gross proceeds received on bonds sold by those broker-dealers plus 2.0 percent of the gross proceeds received on the bonds as unaccountable expense reimbursement. Coleman may also act as a broker-dealer by signing a selling group agreement with National and make sales of bonds directly to investors. Coleman will receive a
7.0 percent commission and the Profit Participation on bonds sold directly to investors.

     Due to the affiliation between the issuer and Coleman, the offering will be conducted pursuant to Rule 2720 of the NASD Rules of Conduct, which imposes certain requirements on the distribution. National has assumed the responsibilities of acting as the qualified independent underwriter and has priced the offering and conducted due diligence on the issuer.

     The underwriting agreement and the selling group agreements contain provisions for the indemnification of National and participating selected dealers by the issuer with respect to certain liabilities, including liabilities arising under the Securities Act.

     Until subscriptions for $500,000 of bonds have been accepted by the issuer, all funds received by National and selected dealers from subscriptions for bonds will be placed in an escrow account with Continental Stock Transfer & Trust Company, as escrow agent. If less than $500,000 of bonds are sold within three months following the date of this prospectus, unless extended by the issuer and National for an additional three months, all proceeds raised will be promptly returned to investors with interest and without deducting any sales commissions or expenses of the offering. Investors will not have the use of their funds and will not be able to obtain return of funds placed in escrow unless and until the minimum offering period expires. In the event the minimum amount of bonds is sold within the minimum offering period, the offering will continue until the earliest of the date all bonds are sold, the date the offering is terminated by the issuer, or June 30, 2001. In no event will any bonds be sold to affiliates of the issuer in order to reach the minimum.

     The offering of the bonds is made subject to prior sale and to withdrawal, cancellation, or modification of the offer without notice. National and the issuer reserve the right to reject any order for the purchase of bonds.

           INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                            SUBSCRIPTION PROCEDURES

General Suitability Considerations

     Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the bonds and none is expected to develop. Accordingly, only persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase the bonds. An investment in bonds is not appropriate for you if you must rely on cash distributions with respect to your bonds as your primary, or as an essential, source of income to meet your necessary living expenses.

Requirements Concerning Minimum Investment and Minimum Investor Net
Worth/Income

     Minimum Investment. For investors other than Qualified Plans and individual retirement accounts, the minimum investment is $5,000 in principal amount of the bonds. For Qualified Plans and individual retirement accounts, the minimum investment is $2,000 in principal amount of the bonds. After the minimum investment, sales will be made in increments of $1,000.

     Minimum Net Worth/Income. Except with respect to Qualified Plans and individual retirement accounts, bonds will be sold to you only if you represent in writing:

     o your net worth is at least $65,000 in excess of the proposed investment in the bonds and you have an annual gross income of at least $65,000, or

     o irrespective of annual gross income, your net worth is at least $225,000, or

     o that you satisfy the suitability standards imposed by the state in which you reside, if such standards are more stringent than those set forth above.

     All computations of your net worth must exclude the value of your principal residence, its furnishings, and personal automobiles. All other assets should be valued at their fair market value.

     If an investor is a Qualified Plan or an individual retirement account, such investor must represent (i) that the individual retirement account owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

     You must execute a copy of the subscription agreement, the form of which is attached as Appendix III to this prospectus, to evidence your compliance with the foregoing standards and the requirements of applicable laws.

How to Subscribe

     If you meet the suitability standards set forth above you must do the following to subscribe to purchase bonds. You must personally execute the subscription agreement and deliver it to National or the selected dealer soliciting the investment with payment of the purchase price for the bonds. In the case of individual retirement accounts and Qualified Plans, both owners and the plan fiduciary, if any, must sign the subscription agreement. In the case of grantor trusts or other trusts in which the grantor is the fiduciary, such grantor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor does not exercise control and is not a fiduciary, the plan fiduciary alone may sign the subscription agreement.

     All subscription payments should be made payable to "CSTTC - Escrow Agent for IBF VI." Subscription payments will be deposited in the escrow account no later than noon of the next business day following receipt. After the minimum of $500,000 in principal amount of bonds is sold within the minimum offering period, subscription payments will continue to be deposited and cleared through the escrow account.

     The issuer and National will promptly review, and accept or reject at their discretion, each subscription. If a subscription is rejected, the subscription payment will be promptly refunded, without deduction of any offering expenses and without payment of interest.

     Affiliates of the issuer, National, and the selected dealers will have the right, but not the obligation, to subscribe for and purchase bonds for their own account for investment purposes, subject to the terms and conditions contained herein. Such affiliates may purchase bonds prior to sale of the minimum $500,000 of bonds, which will count toward the achievement of the minimum requirement. All bonds purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution.

Sales Material

     In addition to and apart from this prospectus, the issuer will utilize certain sales material in connection with the offering of bonds. This material may include reports describing the issuer and a brochure and audio-visual materials or taped presentations highlighting various features of this offering. The issuer and its affiliates may also respond to specific questions from selected dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to selected dealers for customer use, and other information relating to this offering may be made available to selected dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described herein or in supplements hereto, the issuer has not authorized the use of other sales materials in connection with this offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of this offering of bonds.

                                 LEGAL MATTERS

     The legality of the issuance of the bonds offered hereby and certain other matters will be passed upon for the issuer by Brown & Wood LLP, 1666 K Street, N.W., Washington, D.C. 20006-1208. Certain matters will be passed upon for National by its counsel D'Ancona & Pflaum LLC of Chicago, Illinois.

                                    EXPERTS

     The financial statements of the issuer as of December 31, 1999 and 1998, appearing in this prospectus and registration statement have been audited by Radin, Glass & Co., LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

     The issuer has filed a registration statement on Form SB-2 under the Securities Act, with respect to the bonds offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the issuer and the bonds offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet web site at http://www.sec.gov.

                                    Appendix I - Audited Financial Statements

                         INDEPENDENT AUDITOR'S REPORT

IBF VI - Secured Lending Corporation
Washington, DC

     We have audited the accompanying balance sheets of IBF VI - Secured Lending Corporation (A Development Stage Enterprise) as of December 31, 1998 and 1999 and the related statement of operations, statement of changes in stockholder's equity and statement of cash flows for the period June 8, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, and the period June 8, 1998 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheets referred to above presents fairly, in all material respects, the financial position of IBF VI - Secured Lending Corporation (A Development Stage Enterprise) as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the period June 8, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, and the period June 8, 1998 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

                                        RADIN, GLASS & CO., LLP
                                        Certified Public Accountants

New York, NY
February 17, 2000


                                                IBF VI -- SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)

                                                            BALANCE SHEET

                                                             December 31, 1998               December 31, 1999
                                                             -----------------               -----------------

                                    ASSETS
                                    ------

CURRENT ASSETS:
     Cash                                                      $    1,000                         $189,122
     TOTAL CURRENT ASSETS                                           1,000                          189,122
DEBT ISSUANCE COSTS                                                26,276                          180,322
DUE FROM AFFILIATE                                                249,000
                                                             -----------------               -----------------
                                                                 $276,276                         $369,444
                                                             =================               =================

                             STOCKHOLDER'S EQUITY
                             --------------------

COMMON STOCK, $1 par value, 1,000 shares authorized,           $    1,000                       $    1,000
issued and outstanding
ADDITIONAL PAID-IN CAPITAL                                       $280,276                         $409,018
ACCUMULATED DEFICIT                                                (5,000)                         (40,574)
                                                             -----------------               -----------------
                                                                 $276,276                         $369,444
                                                             =================               =================



                                                IBF VI -- SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)
                                                       STATEMENT OF OPERATIONS
                                                  JUNE 8, 1998 TO DECEMBER 31, 1999


                                                                                                   Cumulative
                                                June 8, 1998 to        January 1, 1999 to        June 8,1998 to
                                               December 31, 1998       December 31, 1999        December 31, 1999
                                               -----------------       -----------------        -----------------
EXPENSES                                            $5,000                  $35,574                  $40,574
NET EARNINGS (LOSSES)                              $(5,000)                $(35,574)                $(40,574)
NET EARNINGS (LOSSES) PER SHARE:
  EARNINGS PER COMMON SHARE                         $(5.00)                 $(35.74)                $(40.57)
WEIGHTED AVERAGE SHARES                              1,000                   1,000                    1,000



                                                IBF VI -- SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)
                                                  STATEMENT OF STOCKHOLDER'S EQUITY
                                                  JUNE 8, 1998 TO DECEMBER 31, 1999

                                                                            Additional                           Total
                                                Common Stock                 Paid in         Accumulated     Stockholder's
                                                ------------
                                          Shares            Amount           Capital           Deficit          Equity
                                          ------            ------           -------           -------          ------

Balance as of June 8, 1998
(inception)                                    -          $        -        $         -       $         -     $          -

Capital Contributions                      1,000               1,000            280,276       $         -          281,276

Net Earnings for the Period June

8, 1998 to December 31, 1998                   -                   -                  -           (5,000)                -
                                     -----------           ---------         ----------    --------------      -----------

Balance as of December 31, 1998            1,000               1,000            280,276           (5,000)          276,276

Capital Contributions                          -                   -            128,742                 -          128,742

Net Earnings for the Period

January 1, 1999 to December 31,                -                   -                  -          (35,574)         (35,574)
                                     -----------           ---------         ----------    --------------      -----------
1999

Balance as of December 31, 1999            1,000          $    1,000        $   409,018         $(40,574)     $    369,444
                                     ===========           =========         ==========    ==============      ===========



                                                IBF VI -- SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)

                                                       STATEMENT OF CASH FLOWS

                                                  JUNE 8, 1998 TO DECEMBER 31, 1999

                                                                                                          Cumulative

                                                            June 8, 1998 to     January 1, 1999 to      June 8,1998 to
                                                           December 31, 1998     December 31, 1999     December 31, 1999
                                                           -----------------     -----------------     -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                         $          (5,000)       $     (35,574)        $      (40,574)
                                                           -----------------       --------------        ---------------

NET CASH USED IN OPERATING ACTIVITIES                                (5,000)             (35,574)               (40,594)
                                                          -----------------         ------------          -------------

CASH FLOWS FROM INVESTING ACTIVITIES                                       0                    0                       0
NET CASH USED IN INVESTING ACTIVITIES                                      0                    0                       0
CASH FLOWS FROM FINANCING ACTIVITIES
         Capital contributions                                       281,276              128,742                410,018
         Loan to parent                                            (249,000)            (335,000)              (584,000)
         Receipts from loan to parent                                                     584,000                584,000
         Debt issuance costs                                        (26,276)            (154,046)              (180,322)
                                                          -----------------         ------------          -------------


NET CASH PROVIDED BY FINANCING ACTIVITIES                              6,000              223,696                229,696
                                                          ------------------        -------------         --------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                              1,000              188,122                189,122

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                                -                1,000                      -
                                                          ------------------        -------------         --------------

CASH AND CASH EQUIVALENTS AT END
  OF PERIOD                                               $            1,000       $      189,122        $       189,122
                                                           =================        =============         ==============


                     IBF VI -- SECURED LENDING CORPORATION
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1.   INITIATION OF BUSINESS

On June 8, 1998, IBF VI -- Secured Lending Corporation ("IBF VI") was formed to engage in the business of purchasing, holding and disposing of debt and equity securities and instruments and other real estate related assets. There have been no operations from inception through December 31, 1999.

IBF VI is a wholly-owned subsidiary of InterBank Funding Corporation.

2.   SIGNIFICANT ACCOUNTING POLICIES

       a. Development stage - IBF VI is a development stage enterprise and will continue as a development stage enterprise until such time as it has significant revenues from operations.

       b. Debt issuance costs - Debt issuance costs will be charged against additional paid-in capital upon successful completion of IBF VI's proposed public offering. In the event the offering is not completed, such costs will be charged to expense.

       c. Pervasiveness of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       d.   Fiscal year - IBF VI has adopted a fiscal year ending December 31.

3.   RELATED PARTY INTERESTS

IBF VI is wholly-owned by InterBank Funding Corporation, affiliates of which, IBF Management Corp. ("IMC") and InterBank Consultants, Inc. ("IB
Consultants") will receive fees for certain administrative and support services rendered to IBF VI. The annual management fee will pay for certain costs of operating IBF VI for which IMC is responsible. A portion of the management fee will be paid to IB Consultants.

The overhead costs incurred by IBF VI are absorbed by IMC. A charge was made for the year ended December 31, 1999 in the financial statements for the amount that management believes is appropriate for such costs, including payroll, rent, equipment leases and other expenses. The amount of such charge is recorded as a credit to paid in capital.

4.   PROPOSED PUBLIC OFFERING

IBF VI anticipates offering $50,000,000 of Current Interest Subordinated Bonds and Accretion Subordinated Bonds (collectively, the "bonds") of IBF VI -- Secured Lending Corporation. The bonds may be subordinated to future senior indebtedness of IBF VI. Any amount of the bonds is redeemable at the option of IBF VI after June 30, 2001. Bonds may be redeemed at the request of the registered holders of the bonds ("Holders") under limited circumstances. The redemption value of each bond is equal to 100% of its principal amount plus accrued interest.

The minimum principal amount of bonds that may be purchased is $5,000 for all investors, except for individual retirement accounts and Keogh Plans, for which the minimum purchase is $2,000.


                                                                                          Appendix II - Interim Financial Statements

                                                IBF VI - SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)

                                                            BALANCE SHEET

                                                                           June 30,           December 31,
                                                                             2000                 1999
                                                                          -----------         ------------
                                                                          (unaudited)

                                    ASSETS
                                    ------

CURRENT ASSETS
   Cash and cash equivalents                                          $        188,884     $       189,122

DEBT ISSUANCE COSTS                                                            297,838             180,322
                                                                         -------------        ------------
                                                                      $        486,722     $       369,444
                                                                         =============        ============

                             STOCKHOLDERS' EQUITY
                             --------------------

COMMON STOCK, $1 par value, 1,000 shares authorized, issued and
   outstanding                                                                   1,000               1,000
PAID IN CAPITAL                                                                544,534             409,018
ACCUMULATED DEFICIT                                                            (58,812)            (40,574)
                                                                         -------------        ------------
                                                                      $        486,722     $       369,444
                                                                         =============        ============



                                                IBF VI - SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)

                                                       STATEMENT OF OPERATIONS

                                                                                               Cumulative
                                                                     Six months ended        June 8, 1998 to
                                                                       June 30, 2000          June 30, 2000
                                                                     -----------------       ---------------
                                                                        (unaudited)            (unaudited)

REVENUE                                                            $            --        $            --

EXPENSES

   General and administrative expenses                                      18,238                 58,812
                                                                      ------------           ------------
       Total expenses                                              $        18,238        $        58,812
                                                                    --------------           ------------

NET LOSS                                                           $       (18,238)       $       (58,812)
                                                                      ============           ============


Weighted average shares of common stock
outstanding                                                                  1,000
   Net loss per share                                              $       (18.24)
                                                                      ===========



                                                IBF VI - SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)

                                                  STATEMENT OF STOCKHOLDER'S EQUITY
                                                             (Unaudited)

                                                                    Additional                        Total
                                                 Common Stock         Paid in      Accumulated    Stockholders'
                                             ------------------
                                              Shares     Amount       Capital        Deficit          Equity
                                             --------  ---------   ------------    -------------  -------------

Balance as of December 31, 1999                 1,000  $ 1,000     $ 409,018     $      (40,574)      369,444
Capital contributions                            --          --      135,516               --       135,516
                                             --------    --------
Net loss                                           --          --           --          (18,238)      (18,238)
                                             --------    --------    ---------     ------------     ---------
Balance as of June 30, 2000                     1,000  $ 1,000     $ 544,534     $      (58,812)      486,722
                                             ========   ======      ========       ============     =========



                                                IBF VI - SECURED LENDING CORPORATION
                                                  (A Development Stage Enterprise)

                                                       STATEMENT OF CASH FLOWS

                                                                                                     Cumulative

                                                                           Six months ended        June 8, 1998 to
                                                                             June 30, 2000          June 30, 2000
                                                                         ------------------     ------------------
                                                                              (unaudited)            (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                 $        (18,238)      $        (58,812)
Adjustments to reconcile net loss to net cash used in operating activities

     Debt issuance costs                                                         (117,516)              (297,838)
                                                                            -------------          -------------

NET CASH USED BY OPERATIONS                                                      (135,754)              (356,650)
                                                                            -------------          -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

CASH PROVIDED BY FINANCING ACTIVITIES:
     Capital contributions                                                        135,516                545,534
                                                                            -------------          -------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                         135,516                545,534
                                                                            -------------          -------------

NET (DECREASE) INCREASE IN CASH                                                      (238)               188,884

CASH, beginning of the period                                                     189,122                     --
                                                                            -------------          -------------

CASH, end of the period                                                  $        188,884       $        188,884
                                                                          ===============        ===============


Supplemental disclosures of cash flow information:

   Taxes paid                                                            $             --       $             --
                                                                          ===============        ===============
   Interest paid                                                         $             --       $             --
                                                                          ===============        ===============


                     IBF VI - SECURED LENDING CORPORATION
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)

Item 1.   Financial Statements

Reference is made to the financial statements and footnotes included in the Company's audited report, dated February 17, 2000 for the period June 8, 1998 (inception) through December 31, 1999.

The financial statement for the periods ended June 30, 2000 are unaudited and include all adjustments which, in the opinion of management, are necessary to a fair statement of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for a full fiscal year.

Item 2.  Capital Contributions

InterBank Funding Corporation incurred $135,516 of expenditures on behalf of the Company.

                                         Appendix III - Subscription Agreement

                     IBF VI -- Secured Lending Corporation

                            Subscription Agreement


 ___
|___|   Initial Subscription

 ___                                                                ___ ___ ___ ___ ___ ___ ___ ___  ___  ___
|___|   Additional Investment: Account Number Previously Assigned: |___|___|___|___|___|___|___|___||___||___|

INVESTMENT
                         ___ ___ ___ ___
                        |___|___|___|___|

I desire to purchase $_________________ aggregate principal amount of IBF VI -- Secured Lending Corporation Current
Interest Subordinated Bonds.
                         ___ ___ ___ ___
                        |___|___|___|___|
I desire to purchase $_________________ aggregate principal amount of IBF VI -- Secured Lending Corporation Accretion
Subordinated Bonds.

Make Checks Payable to:    CSTTC Escrow Agent for IBF VI - Secured Lending Corporation

Subscriber Information: Please clearly print name(s) in which Bonds are to be acquired. All checks and correspondence will go to the Investor Residence Address unless specified otherwise in the Check Distribution Section.

You hereby certify that:     ___   your net worth is at least $65,000 in excess of the proposed investment in the
                            |___|  bonds and you have an annual gross income of at least $65,000, or
                             ___
                            |___|  irrespective of annual gross income, your net worth is at least $225,000, or

                             ___   that you satisfy the suitability standards imposed by the state in which you
                            |___|  reside, if such standards are more stringent than those set forth above.

All computations of your net worth must exclude the value of your principal residence, its furnishings, and personal automobiles.
All other assets should be valued at their fair market value.


Investor 1 (First, Middle I., Last):
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|
                   (1) Investor 2 (First, Middle I. Last):

 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|
    Registration For The Investment (How The Investment Should Be Titled):

 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

                                                                      Check One Of The Following:
Investor Residence Address 1:
 _______________________________________________________________       ___
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|     |___|  U.S. Citizen
                                                                       ___
Investor Residence Address 2:                                         |___|  Resident Alien
 _______________________________________________________________       ___
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|     |___|  Foreign Resident; Country
                                                                       ___
City,                                State        ZIP Code            |___|  U.S. Citizen residing outside the U.S.
 _______________________________    _______   ___________________
|___|___|___|___|___|___|___|___|  |___|___|  ___|___|___|___|___|

Occupation:
 _______________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|
Check Distribution Information (if different):

Financial Institution (Bank, Trust Company, etc.):
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

Address:
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

City,                                State        ZIP Code
 _______________________________    _______   ___________________
|___|___|___|___|___|___|___|___|  |___|___|  ___|___|___|___|___|

Account Number:
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|
Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name,
                              ----
the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer
Identification Number for the plan.

         Social Security Number               Taxpayer Identification Number (If Applicable)
 ___________    ___________   ___________      _______     _______________________ ___
|___|___|___|  |___|___|___| |___|___|___|    |___|___|   |___|___|___|___|___|___|___|

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

==================================================================================================================================
Broker/Dealer - Registered Representative Information (To be completed by Registered Representative)

I hereby certify that the investor(s) has read the prospectus and meets the suitability requirements.
Broker/Dealer Firm Name:
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

Registered Representative:
 ___________________________________________________________________________
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|


Branch Address:              _____________________________________________
Telephone Number:            _____________________________________________
Sales Representative Number: _____________________________________________
Sales Representative Signature:  _________________________________________

==================================================================================================================================
Interest Distribution:  If you are purchasing $15,000 or more of the Current Interest Subordinated Bonds, please indicate how you want fixed interest paid:
 ___                ___
|___|   Monthly    |___|   Quarterly


Subscriber Signature: (the undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above. I (We) certify under penalty of perjury that this is my (our) correct Social Security Number (and/or Tax
Identification Number) and that interest income on this account should be reported on this number. I (We) certify, acknowledge and agree that all information in this statement is true and correct.

==================================================================================================================================

Authorized Signature of Investor 1 _____________________  Date _________________________

Authorized Signature of Investor 2 _____________________  Date _________________________

==================================================================================================================================
Company's Acceptance (To be completed only by an authorized representative of IBF VI.--Secured Lending Corporation)
The foregoing subscription is accepted this ____________ day of ________________, _____

                 _______________________________________________________
                          Authorized Representative of IBF VI



                                       [Outside back cover]

====================================                         ======================================

     Until _____________, 2000, all
dealers that effect transactions in
these securities, whether or not
participating in this offering, may                                       $50,000,000
be required to deliver a prospectus.
This is in addition to the dealers'
obligation to deliver a prospectus
when acting as underwriters and
with respect to their unsold
allotments or subscriptions.

  -------------------------------                                   IBF VI -- SECURED LENDING
          TABLE OF CONTENTS                                                CORPORATION
  ------------------------------                                               [logo]



                                                                   Current Interest Subordinated
                                                                               Bonds
                                                                       Accretion Subordinated
                                                                                Bonds











No dealer, salesperson or other
person has been authorized to give                                            ---------------------
any information or to make any                                                     PROSPECTUS
representations other than those                                              ---------------------
contained in this prospectus and,
if given or made, such information
or representations must not be relied
upon as having been authorized by the
issuer or any underwriter. This
prospectus does not constitute an
offer to sell or a solicitation of an
offer to buy any of the securities
offered hereby to whom it is unlawful
to make such offer in such
jurisdiction to any person in any
jurisdiction. Neither the delivery of
this prospectus nor any sale made
hereunder shall, under any
circumstances, create any implication
that information contained herein is
correct as of any time subsequent to
the date hereof or that there has
been no change in the affairs of the
issuer since such date.                                                  July __, 2000

====================================                         ======================================

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Charter of IBF VI - Secured Lending Corporation ("IBV VI") provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the "DGCL"), no director or officer of IBF VI shall have any liability to IBF VI or its stockholders for monetary damages. The DGCL provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. IBF VI's Charter and Bylaws provide that IBF VI shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that IBF VI shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and Bylaws provide that IBF VI will indemnify its directors and officers and may indemnify employees or agents of IBF VI to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with IBF VI. However, nothing in the Charter or Bylaws of IBF VI protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the DGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

             ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. IBF VI will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and NASD.

Securities and Exchange Commission Filing Fee               $  13,900.00
NASD Filing Fee                                                 5,500.00
Printing Fees and Expenses                                    400,000.00
Legal Fees and Expenses                                       350,000.00
Accounting Fees and Expenses                                   50,000.00
Blue Sky Fees and Expenses                                     25,000.00
Indenture Trustee's and Registrar's Fees                       35,000.00
Miscellaneous                                                 100,600.00
---------------------------------------------   ------------------------------
TOTAL                                                        $980,000.00
                                                             ===========

           ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In the three years preceding the filing of this Registration Statement, IBF VI had only one transaction in which it issued its securities. In connection with the formation of IBF VI, it sold 1,000 shares of its common stock to InterBank Funding Corporation ("InterBank") to obtain $250,000 of initial capital. InterBank is the sole stockholder of IBF VI, and two of IBF VI's officers and directors are the sole owners of InterBank. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereunder. No underwriters were involved in connection with the sales of these securities.

              ITEM 27. EXHIBITS


Exhibits.

Exhibit No.       SEC Ref. No.      Title of Document                                                Location

1                 (1)               Underwriting Agreement                                           Amend. 2
                                                                                                     Page E-1

2                 (1)               Selling Group Agreement                                          Amend. 2
                                                                                                     Page E-14

3                 (3)(i)            Certificate of Incorporation, as amended                         Initial Filing
                                                                                                     Page E-17

3(a)              (3)(i)            Certificate of Amendment to Certificate of Incorporation         Amend. 1
                                                                                                     Page E-32

3(b)              (3)(i)            Certificate of Amendment to Certificate of Incorporation         Amend. 2
                                                                                                     Page E-18

3(c)              (3)(i)            Certificate of Amendment to Certificate of Incorporation         Amend. 3
                                                                                                     Page E-1

4                 (3)(ii)           By-Laws                                                          Initial Filing
                                                                                                     Page E-21

5                 (4)               Proceeds Escrow Agreement                                        Amend. 2
                                                                                                     Page E-34

6                 (4)               Indenture, with exhibits                                         Amend. 2
                                                                                                     Page E-27

7                 (10)              Management Agreement                                             Amend. 3
                                                                                                     Page E-2

8                 (5)(23)           Opinion and Consent of Brown & Wood LLP                          Amend. 4
                                                                                                     Page E-1

9                 (23)              Consent of Radin, Glass & Co., LLP                               Amend. 4
                                                                                                     Page E-3

10                (25)              Form T-1, Statement of Eligibility under                         Initial Filing
                                    the Trust Indenture Act of 1939                                  Page E-195


     ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorizes this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on July 12, 2000.

                                    IBF VI -- SECURED LENDING CORPORATION

                                    By: /s/ Simon A. Hershon
                                       --------------------------------------
                                            Simon A. Hershon, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


By:  /s/ Simon A. Hershon                                         July 12, 2000
     ---------------------------------------------
         Simon A. Hershon, President
         and Director

By:  /s/ Ehud D. Laska                                            July 12, 2000
     ---------------------------------------------
         Ehud D. Laska, Director

By:  /s/ Robert L. Olson                                          July 12, 2000
     ---------------------------------------------
         Robert L. Olson, Chief Financial Officer




                                   EXHIBIT 8

                    Opinion and Consent of Brown & Wood LLP